Exhibit 10.1
LEASE
900 FOURTH AVENUE PROPERTY LLC,
a Delaware limited liability company,
Landlord,
and
CRAY INC.,
a Washington corporation,
Tenant

i

TABLE OF CONTENTS
(continued)

EXHIBIT A — FLOOR PLAN DEPICTING THE PREMISES

EXHIBIT A-1 — SITE PLAN

EXHIBIT A-2 — LEGAL DESCRIPTION

EXHIBIT B — TENANT IMPROVEMENTS

EXHIBIT C — COMMENCEMENT DATE MEMORANDUM

EXHIBIT D — RULES AND REGULATIONS

EXHIBIT E — EARLY POSSESSION AGREEMENT

EXHIBIT F — SAMPLE STATEMENT OF EXPENSES

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GROSS (BY) OFFICE LEASE
REFERENCE PAGES

BUILDING:	901 Fifth Avenue
Seattle, Washington 98164

LANDLORD:	900 FOURTH AVENUE PROPERTY LLC,
a Delaware limited liability company

LANDLORD’S ADDRESS:	c/o RREEF Management Company 701 Pike Street, Suite 925 Seattle, Washington 98101

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	900 Fourth Avenue Property LLC 75 Remittance Drive, Suite 6022 Chicago, Illinois 60675-6022

LEASE REFERENCE DATE:	August 11, 2008

TENANT:	CRAY INC., a Washington corporation

TENANT’S NOTICE ADDRESS:

(a) As of beginning of Term:	Cray Inc. 901 Fifth Avenue, Suite 1000 Seattle, Washington 98164 Attention: Bonnie Collett, Office Manager

With an additional copy to:

Cray Inc. 901 Fifth Avenue, Suite 1000 Seattle, Washington 98164 Attention: Corporate Counsel

(b) Prior to beginning of Term (if different):	Cray Inc. 411 1st Avenue South, Suite 600 Seattle, Washington 98104 Attention: Bonnie Collett, Office Manager

With an additional copy to:

Cray Inc. 411 1st Avenue South, Suite 600 Seattle, Washington 98104 Attention: Corporate Counsel

PREMISES ADDRESS:	901 Fifth Avenue, Suites 400, 900 & 1000 Seattle, Washington 98164
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/s/ BH	/s/ MB
Initials

PREMISES RENTABLE AREA:	Approximately 53,971 sq. ft., which is comprised of (i) the entire fourth (4th) floor totaling approximately 19,971 rentable square feet (the “Fourth Floor Premises”), which Fourth Floor Premises consists of (a) 2,479 rentable square feet (the “Fourth Floor Pocket Space”) and (b) 17,492 rentable square feet (the “Remaining Fourth Floor Premises”), (ii) the entire tenth (10th) floor totaling approximately 17,030 rentable square feet (the “Tenth Floor Premises”), and (iii) the entire ninth (9th) floor described as Suite 900 totaling approximately 16,970 rentable square feet (the “Ninth Floor Premises”). The Fourth Floor Premises, Ninth Floor Premises and Tenth Floor Premises shall be collectively referred to herein as the “Premises”. (for outline of Premises and depiction of the Fourth Floor Pocket Space, see Exhibit A)

SCHEDULED COMMENCEMENT DATE:	January 1, 2009

TERM OF LEASE:	Approximately eight years (8) years and six (6) months beginning on the Commencement Date and ending on the Termination Date. The period from the Commencement Date to the last day of the same month is the “Commencement Month.”

TERMINATION DATE:	The last day of the one hundred and second (102nd) full calendar month after (if the Commencement Month is not a full calendar month), or from and including (if the Commencement Month is a full calendar month), the Commencement Month, which is estimated to be June 30, 2017.

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Article 3):
RENT SCHEDULE FOR FOURTH FLOOR POCKET SPACE:

Period		Rentable Square	Annual Rent		Monthly Installment
from	through	Footage	Per Square Foot	Annual Rent	of Rent
Month 1	Month 12	2,479	$28.00	$69,412.00	$5,784.33	*
Month 13	Month 24	2,479	$28.84	$71,494.36	$5,957.86
Month 25	Month 36	2,479	$29.71	$73,651.09	$6,137.59
Month 37	Month 48	2,479	$30.60	$75,857.40	$6,321.45
Month 49	Month 60	2,479	$31.52	$78,138.08	$6,511.51
Month 61	Month 72	2,479	$32.47	$80,493.13	$6,707.76
Month 73	Month 84	2,479	$33.44	$82,897.76	$6,908.15
Month 85	Month 96	2,479	$34.44	$85,376.76	$7,114.73
Month 97	Month 102	2,479	$35.47	$87,930.13	$7,327.51

*	Notwithstanding anything in the Lease to the contrary, so long as Tenant is not in default under the Lease, Tenant shall be entitled to an abatement of Monthly Installment of Rent with respect to the Fourth Floor Pocket Space (A) in the amount of $5,784.33 per month (which abatement shall be prorated on a per diem basis for any partial month) for the period (the “Initial Abatement Period”) beginning on the Commencement Date through the date that is the earlier to occur of: (i) the date that is six (6) months following the Commencement Date, and (ii) the date that Tenant first occupies the Fourth Floor Pocket Space for any reason whatsoever, and (B) $2,892. 17 per month (which abatement shall be prorated on a per diem basis for any partial month) for the period commencing on the day immediately following the Initial Abatement Period and ending on the last day of the twelfth (12th) month of the Term. The total amount of Monthly Installment of Rent abated with respect to the Fourth Floor Pocket Space in accordance with the foregoing shall collectively be referred to herein as the “Fourth Floor Pocket Space Abated Rent”. Notwithstanding the foregoing, commencing on the Commencement Date, the Fourth Floor Pocket Space shall be subject to all of the terms and conditions of this Lease (including, without limitation, all of Tenant’s insurance and indemnity obligations).

/s/ BH	/s/ MB
Initials

RENT SCHEDULE FOR REMAINING FOURTH FLOOR PREMISES:

Period		Rentable Square	Annual Rent		Monthly Installment
from	through	Footage	Per Square Foot	Annual Rent	of Rent
Month 1	Month 12	17,492	$28.00	$489,776.00	$40,814.67	*
Month 13	Month 24	17,492	$28.84	$504,469.28	$42,039.11
Month 25	Month 36	17,492	$29.71	$519,687.32	$43,307.28
Month 37	Month 48	17,492	$30.60	$535,255.20	$44,604.60
Month 49	Month 60	17,492	$31.52	$551,347.84	$45,945.65
Month 61	Month 72	17,492	$32.47	$567,965.24	$47,330.44
Month 73	Month 84	17,492	$33.44	$584,932.48	$48,744.37
Month 85	Month 96	17,492	$34.44	$602,424.48	$50,202.04
Month 97	Month 102	17,492	$35.47	$620,441.24	$51,703.44

*	Notwithstanding anything in the Lease to the contrary, so long as Tenant is not in default under the Lease, Tenant shall be entitled to an abatement of Monthly Installment of Rent with respect to the Remaining Fourth Floor Premises in the amount of $20,407.34 per month for the first twelve (12) full calendar months of the Term. The maximum total amount of Monthly Installment of Rent abated with respect to the Remaining Fourth Floor Premises in accordance with the foregoing shall equal $244,888.08 (the “Remaining Fourth Floor Abated Monthly Installment of Rent”, together with the Fourth Floor Pocket Space Abated Rent shall be collectively referred to herein as the “Fourth Floor Abated Monthly Installment of Rent”).
If Tenant defaults under the Lease at any time during the Term and fails to cure such default within any applicable cure period under the Lease, then all unamortized Fourth Floor Abated Monthly Installment of Rent (i.e. based upon the amortization of the Fourth Floor Abated Monthly Installment of Rent in equal monthly amounts, without interest, during the period commencing on the Commencement Date and ending on the original Termination Date) shall immediately become due and payable. Only Monthly Installment of Rent shall be abated pursuant to this Section, as more particularly described herein, and all other rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of the Lease.
RENT SCHEDULE FOR TENTH FLOOR PREMISES:

Period		Rentable Square	Annual Rent		Monthly Installment
from	through	Footage	Per Square Foot	Annual Rent	of Rent
Month 1	Month 12	17,030	$32.00	$544,960.00	$45,413.33	*
Month 13	Month 24	17,030	$32.96	$561,308.80	$46,775.73
Month 25	Month 36	17,030	$33.95	$578,168.50	$48,180.71
Month 37	Month 48	17,030	$34.97	$595,539.10	$49,628.26
Month 49	Month 60	17,030	$36.02	$613,420.60	$51,118.38
Month 61	Month 72	17,030	$37.10	$631,813.00	$52,651.08
Month 73	Month 84	17,030	$38.21	$650,716.30	$54,226.36
Month 85	Month 96	17,030	$39.36	$670,300.80	$55,858.40
Month 97	Month 102	17,030	$40.54	$690,396.20	$57,533.02

*	Notwithstanding anything in the Lease to the contrary, so long as Tenant is not in default under the Lease, Tenant shall be entitled to an abatement of Monthly Installment of Rent with respect to the Tenth Floor Premises in the amount of $22,706.67 per month for the first twelve (12) full calendar months of the Term. The maximum total amount of Monthly Installment of Rent abated with respect to the Tenth Floor Premises in accordance with the foregoing shall equal $272,480.04 (the “Tenth Floor Abated Monthly Installment of Rent”). If Tenant defaults under the Lease at any time during the Term and fails to cure such default within any applicable cure period under the Lease, then all unamortized Tenth Floor Abated Monthly Installment of Rent (i.e. based upon the amortization of the Tenth Floor Abated Monthly Installment of Rent in equal monthly amounts, without interest, during the period commencing on the Commencement Date and ending on the original Termination Date) shall immediately become due and payable. Only Monthly Installment of Rent shall be abated pursuant to this Section, as more particularly described herein, and all other rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of the Lease.

/s/ BH	/s/ MB
Initials

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RENT SCHEDULE FOR NINTH FLOOR PREMISES:

Period		Rentable Square	Annual Rent		Monthly Installment
from	through	Footage	Per Square Foot	Annual Rent	of Rent
Month 1	Month 12	16,970	$32.00	$543,040.00	$45,253.33	*
Month 13	Month 24	16,970	$32.96	$559,331.20	$46,610.93
Month 25	Month 36	16,970	$33.95	$576,131.50	$48,010.96
Month 37	Month 48	16,970	$34.97	$593,440.90	$49,453.41
Month 49	Month 60	16,970	$36.02	$611,259.40	$50,938.28
Month 61	Month 72	16,970	$37.10	$629,587.00	$52,465.58
Month 73	Month 84	16,970	$38.21	$648,423.70	$54,035.31
Month 85	Month 96	16,970	$39.36	$667,939.20	$55,661.60
Month 97	Month 102	16,970	$40.54	$687,963.80	$57,330.32

*	Notwithstanding anything in the Lease to the contrary, so long as Tenant is not in default under the Lease, Tenant shall be entitled to an abatement of Monthly Installment of Rent with respect to the Ninth Floor Premises in the amount of $22,626.67 per month for the first twelve (12) full calendar months of the Term. The maximum total amount of Monthly Installment of Rent abated with respect to the Ninth Floor Premises in accordance with the foregoing shall equal $271,520.04 (the “Ninth Floor Abated Monthly Installment of Rent”). If Tenant defaults under the Lease at any time during the Term and fails to cure such default within any applicable cure period under the Lease, then all unamortized Ninth Floor Abated Monthly Installment of Rent (i.e. based upon the amortization of the Tenth Floor Abated Monthly Installment of Rent in equal monthly amounts, without interest, during the period commencing on the Commencement Date and ending on the original Termination Date) shall immediately become due and payable. Only Monthly Installment of Rent shall be abated pursuant to this Section, as more particularly described herein, and all other rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of the Lease.

BASE YEAR (EXPENSES):	2009

BASE YEAR (TAXES):	2009

TENANT’S PROPORTIONATE SHARE:	9.66%

SECURITY DEPOSIT:	$173,894.29

ASSIGNMENT/SUBLETTING FEE:	$1,500.00
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/s/ BH	/s/ MB
Initials

AFTER-HOURS HVAC COST:	$50.00 per hour, subject to change at any time

PARKING:	Thirty-two (32) monthly parking passes at Landlord’s standard market rate (See Article on Parking)

REAL ESTATE BROKERS:	Pacific Real Estate Partners, Inc., representing Landlord and Washington Partners, representing Tenant

TENANT’S SIC CODE:	3571

BUILDING BUSINESS HOURS:	Monday through Friday, 8:00 a.m. — 6:00 p.m., and Saturday 9:00 a.m. — 1:00 p.m., holidays excepted

AMORTIZATION RATE:	9%
The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. The Lease includes Exhibits A through G, all of which are made a part of the Lease.
IN WITNESS WHEREOF, Landlord and Tenant have entered into the Lease as of the Lease Reference Date set forth above.

LANDLORD:	TENANT:

900 FOURTH AVENUE PROPERTY LLC,	CRAY INC.,
a Delaware limited liability company	a Washington corporation

By:	RREEF Management Company,
a Delaware corporation, its Authorized Agent

By: /s/ Michael Benoit Name: Michael Benoit		By: Name:	/s/ Brian C. Henry Brian C. Henry
Title: VP District Mgr.		Title:	EVP & CFO
Dated: 8/21/08		Dated:	8/11/08

LEASE
By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.
1. USE AND RESTRICTIONS ON USE.
1.1 The Premises are to be used solely for general office purposes. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all federal, state and city laws, codes, ordinances, rules and regulations (collectively, “Regulations”) applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. Nothing herein shall require Tenant to perform any alterations, additions or improvements which are necessary to comply with Regulations with respect to the common areas, unless such compliance arises directly out of the performance of work by or on behalf of Tenant in the Premises or Tenant’s use of the Premises for purposes other than the Permitted Use. In addition, nothing herein shall require Tenant, with respect to the common areas or the Premises, to comply with Regulations which require structural alterations, capital improvements or the installation of new or additional mechanical, electrical, plumbing or fire/life safety systems on a Building-wide basis unless it arises out of the performance of work by or on behalf of Tenant in the Premises or Tenant’s use of the Premises for purposes other than the Permitted Use. Landlord will, at Landlord’s expense (except to the extent properly included in Expenses), perform all acts required to comply with such Regulations with respect to the foregoing as the same affect the Premises and the Building. As of the date hereof, Landlord has not received notice from any governmental agencies that the Building is in violation of Title III of the Americans with Disabilities Act.
1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively, “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 31) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2. Landlord hereby notifies Tenant that Landlord knows or has reasonable cause to believe that a release of Hazardous Materials has come to be located at, on or beneath the property on which the Building lies.

1.3 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the Parking Facility (as defined in Article 30 below), subject to Landlord’s rules and regulations regarding such use. However, in no event will Tenant or the Tenant Entities be entitled to monthly parking passes to park more vehicles in the Parking Facility than Tenant’s Proportionate Share of the total parking spaces available in the Parking Facility. As of the date of this Lease, Tenant’s Proportionate Share of the total parking spaces available in the Parking Facility is thirty-two (32) parking spaces. In addition to the foregoing parking spaces, Tenant or Tenant Entities may, subject to availability, use additional parking spaces in the Parking Facility (on a daily, first-come, first-serve basis) at the daily parking rate applicable to users of such parking spaces; provided, however, that in no event shall the foregoing be deemed to obligate Landlord to provide additional daily parking. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces.
2. TERM.
2.1 The Term of this Lease shall begin on the date (“Commencement Date”) that Landlord shall tender possession of the Premises to Tenant, and shall terminate on the date as shown on the Reference Pages as the Termination Date based on the actual Commencement Date (“Termination Date”), unless sooner terminated by the provisions of this Lease. Landlord shall tender possession of the Premises with all the work, if any, to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed, subject to any Tenant Delays (defined below). Landlord shall tender possession of the Premises with all the work, if any, to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed. Tenant shall deliver a punch list of items not completed within thirty (30) days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.
2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date set forth on the Reference Pages for any reason, Landlord shall not be liable for any damage resulting from such inability, but except to the extent such delay is the result of a Tenant Delay, Tenant shall not be liable for any rent until the time when Landlord delivers possession of the Premises to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that the actual Commencement Date shall be postponed until the date that Landlord delivers possession of the Premises to Tenant, except to the extent that such delay is arising from or related to the acts or omissions of Tenant or any Tenant Entities, including, without limitation as a result of: (a) Tenant’s failure to agree to plans and specifications and/or construction cost estimates or bids; (b) Tenant’s request for materials, finishes or installations other than Landlord’s standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant’s change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant (each of the foregoing, a “Tenant Delay”). If any delay is the result of a Tenant Delay, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such Tenant Delay.
2.3 Subject to the terms of this Section 2.3 and provided that this Lease and the Early Possession Agreement (as defined below) have been fully executed by all parties and Tenant has delivered all prepaid rental, the Security Deposit, and insurance certificates required hereunder, Landlord grants Tenant the right to enter the Premises, at Tenant’s sole risk, three (3) weeks prior to Landlord’s reasonable estimate of the Commencement Date, solely for the purpose of installing telecommunications and data cabling, equipment, furnishings and other personalty. Such possession prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Monthly Installment of Rent or Tenant’s Proportionate Share of Expenses and Taxes with respect to the period of time prior to the Commencement Date during which Tenant occupies the Premises solely for such purposes. However, Tenant shall be liable for any utilities or special services provided to Tenant during such period. Notwithstanding the foregoing, if Tenant takes possession of the Premises before the Commencement Date for any purpose other than as expressly provided in this Section, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Monthly Installment of Rent, Tenant’s Proportionate Share of Expenses and Taxes, and any other charges payable hereunder to Landlord for each day of possession before the Commencement Date. Said early possession shall not advance the Termination Date. Landlord may withdraw such permission to enter the Premises prior to the Commencement Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or if Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with the completion of the Tenant Improvements described in Exhibit B at the earliest possible date. As a condition to any early entry by Tenant pursuant to this Section 2.3, Tenant shall execute and deliver to Landlord an early possession agreement (the “Early Possession Agreement”) in the form attached hereto as Exhibit E, provided by Landlord, setting forth the actual date for early possession and the date for the commencement of payment of Monthly Installment of Rent.

3. RENT.
3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first full month’s rent (subject to the Fourth Floor Abated Monthly Installment of Rent, the Ninth Floor Abated Monthly Installment of Rent and the Tenth Floor Abated Monthly Installment of Rent) shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset (except as expressly set forth in Exhibit B attached hereto and except as provided above with respect to the prepaid rent for the first month and the Fourth Floor Abated Monthly Installment of Rent, the Ninth Floor Abated Monthly Installment of Rent and the Tenth Floor Abated Monthly Installment of Rent), without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an Event of Default resulting from Tenant’s failure to pay rent occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within thirty (30) days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.
3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed as follows: (i) Tenant shall not be required to pay any late charge with respect to the first such late payment in any twelve (12) month period of the Term of this Lease or any extension thereto; (ii) if Tenant fails to pay rent or any other sum when due and payable pursuant to this Lease a second time during any twelve (12) month period commencing on the date of the first late payment, Tenant shall be required to pay a late charge equal to $5,000.00 for the second such late payment in such twelve (12) month period; and (iii) thereafter, a late charge equal to $7,500.00 shall apply to any subsequent late payment within the foregoing twelve (12) month period. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.
4. RENT ADJUSTMENTS.
4.1 For the purpose of this Article 4, the following terms are defined as follows:
4.1.1 Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.
4.1.2 Expenses: All costs of operation, maintenance, repair, replacement and management of the Building, as determined in accordance with generally accepted real estate accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management fees (provided however, in no event shall the management fees for the Building (expressed as a percentage of gross receipts for the Building) exceed 3.5% of such gross receipts); air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current equipment, rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees directly related to other Expenses; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (a) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (b) the cost of fire sprinklers and suppression systems and other life safety systems; and (c) other capital expenses which are required under any Regulations which were not applicable to the Building as of the date of this Lease; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Landlord agrees to act in a commercially reasonable manner in incurring Expenses, taking into consideration the class, purpose and the quality of the Building. In no event shall Landlord be entitled to a reimbursement from tenants for Expenses and Taxes in excess of 100% of the costs actually paid or incurred by Landlord in any applicable calendar year. Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal or interest payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings or advertising costs.

The following are also excluded from Expenses:
(a)	Attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building.

(b)	Except as specifically provided in Section 4.1.2, any capital improvement costs.

(c)	Fines, costs or penalties incurred as a result and to the extent of a violation by Landlord of any applicable Regulations.

(d)	Any fines, penalties or interest resulting from the gross negligence or willful misconduct of Landlord or Landlord’s breach of this Lease or due to the ordinary negligence of Landlord in excess of $100,000 per individual event or occurrence.

(e)	Any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials existing as of the date of this Lease in or about the Building or common areas except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building.

(f)	Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed for such costs by insurance proceeds, contractor warranties, guarantees, judgments or other third party sources, provided that Landlord has maintained the insurance required in Section 11.4 and has obtained customary contractor warranties and guarantees with respect to work performed or undertaken by Landlord at the Building.

(g)	Costs of repairing any portions of the Building or Building systems that are necessitated by Landlord’s negligence.

(h)	The cost of complying with any laws in effect (and as enforced) as of the date of this Lease, provided that if any portion of the Building that was in compliance with all applicable laws as of the date of this Lease becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Expenses unless otherwise excluded pursuant to the terms hereof.
4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year (collectively, “Taxes”). Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28. If an assessment of Taxes is payable in installments, regardless of whether Landlord pays such amount in one lump sum or elects to pay in installments, Taxes shall only include the amount of the installment and any interest actually paid over the time period of installments are paid or would have been paid had Landlord elected to pay such Taxes in the maximum number of installments allowed by the applicable taxing authority, provided that the Taxes used to compute Tenant’s Proportionate Share of Taxes shall never exceed the Taxes actually paid by Landlord in any year.
4.2 If in any Lease Year, (a) Expenses paid or incurred shall exceed Expenses paid or incurred in the Base Year (Expenses) and/or (b) Taxes paid or incurred by Landlord in any Lease Year shall exceed the amount of such Taxes which became due and payable in the Base Year (Taxes), Tenant shall pay as additional rent for such Lease Year Tenant’s Proportionate Share of such excess.

4.3 The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. For informational purposes only, a sample statement showing categories of Expenses is attached hereto as Exhibit F, it being acknowledged and agreed that such statement is an example only and Landlord shall not be in breach of this Lease if Landlord modifies the form or content of such statement during the Term of this Lease. Landlord represents that Landlord relied on a statement containing the categories of Expenses attached as Exhibit F to determine Landlord’s estimate of Expenses and Taxes during the year 2008. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) business days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord’s annual statement (which shall be in writing) showing its determination of Expenses within ninety (90) days after receipt of Landlord’s statement (which statement shall contain detail sufficient to reasonably support such determination), or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. Landlord shall reasonably cooperate with Tenant’s review of such books and records so as to enable Tenant to reasonably be able to complete the review and object with specificity within such ninety (90) day period described above. In the event that during all or any portion of any Lease Year or Base Year, the Building is not at least 95% rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses and/or Taxes for such year for the purpose of avoiding distortion of the amount of such Expenses and Taxes to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses and Taxes that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses and/or Taxes, as applicable, for such Lease Year.
4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.
4.5 When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:
4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and
4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if this Lease has terminated, refund the difference in cash. Tenant shall not be entitled to a credit by reason of actual Expenses and/or Taxes in any Lease Year being less than Expenses and/or Taxes in the Base Year (Expenses and/or Taxes).
4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.
5. SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord suffers by reason of Tenant’s default, provided that Landlord has provided Tenant written notice of such default (and applicable notice and cure periods have expired) as required pursuant to the terms of Article 18 below. If any portion is so used, Tenant shall within five (5) business days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant is not in default at the termination of this Lease, Landlord shall return any unapplied balance of the Security Deposit to Tenant within forty-five (45) days after Tenant surrenders the Premises to Landlord in accordance with this Lease. In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith estimate of any unreconciled Expenses and/or Taxes as of the Termination Date and to deduct any anticipated shortfall from the Security Deposit. Such estimate shall be final and binding upon Tenant.

6. ALTERATIONS.
6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld with respect to alterations which (a) are not structural in nature, (b) are not visible from the exterior of the Building, (c) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (d) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question.
6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a construction management fee not to exceed five percent (5%) of the cost of such work to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due fifteen (15) days after Landlord’s demand.
6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all Regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4. Except in connection with the Tenant Improvements described in Exhibit B, Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2.
6.4 Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed alteration or improvements (including, without limitation, any changes to the initial Tenant Improvements made after the date of this Lease in accordance with Exhibit B attached hereto) contains the following statement in large, bold and capped font “PURSUANT TO ARTICLE 6 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any alterations or improvements, if it so does, Tenant shall also be notified whether or not Landlord will require that such alterations or improvements be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with Article 26 hereof, Tenant shall be required to remove all alterations or improvements made to the Premises by or on behalf of Tenant after the Commencement Date (and before the Commencement Date, to the extent Landlord has notified Tenant thereof in accordance with the terms of this Lease and Exhibit B) except for any such alterations or improvements which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to so notify Tenant whether Tenant shall be required to remove the subject alterations or improvements at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject alterations or improvements.

7. REPAIR.
7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the Building, including the roof, basic plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord. By taking possession of the Premises, subject to the terms of Exhibit B attached hereto with respect to the Tenant Improvements, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1. However, notwithstanding the foregoing, Landlord agrees that the base Building electrical, heating, ventilation and air conditioning and plumbing systems located in the Premises shall be in good working order as of the date Landlord delivers possession of the Premises to Tenant. Except to the extent caused by the acts or omissions of Tenant or any Tenant Entities or by any alterations or improvements performed by or on behalf of Tenant, if such systems are not in good working order as of the date possession of the Premises is delivered to Tenant and Tenant provides Landlord with notice of the same within sixty (60) days following the date Landlord delivers possession of the Premises to Tenant, Landlord shall be responsible for repairing or restoring the same. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.
7.2 Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting damage by fire, or other casualty, and in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense.
7.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.
7.4 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.
8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within ten (10) days of Landlord’s demand.
9. ASSIGNMENT AND SUBLETTING.
9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed, and said restrictions shall be binding upon any and all assignees of this Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least sixty (60) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.
9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3 In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment that is not a Permitted Transfer (as defined in Section 9.8 below), to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within ten (10) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and this Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.
9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent as and when received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (a) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (b) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions, reasonable attorneys’ fees, and tenant improvements in connection with such sublease, assignment or other transfer.
9.5 The parties agree that this Section 9.5 shall not apply to Permitted Transfers, which are instead subject to the terms of Section 9.8. It shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.
9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum (the “Reimbursement Amount”) equal to all of Landlord’s reasonable and customary costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Notwithstanding the foregoing, with respect to Permitted Transfers only, Tenant shall not be required to pay the Assignment/Subletting Fee and instead shall only be required to pay the Reimbursement Amount. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.
9.7 Subject to the terms of Section 9.8 below, if Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.

9.8 Notwithstanding anything in Section 9.1 above to the contrary, so long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Article 9, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”): (i) Tenant is not in default under this Lease; (ii) the Permitted Use does not allow the Premises to be used for retail purposes; (iii) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed Permitted Transfer; (iv) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth or shareholder equity equal to or greater than Tenant’s net worth or shareholder equity at the date of this Lease; and (v) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a net worth or shareholder equity which is at least equal to the greater of Tenant’s net worth or shareholder equity at the date of this Lease or Tenant’s net worth or shareholder equity as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.
10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from Landlord’s breach of this Lease or the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s actual or asserted failure to comply with any and all Regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.
11. INSURANCE.
11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute with Employers Liability and limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee for employers with employees in states other than Washington. For employers with employees solely in the State of Washington, evidence of coverage in the state worker’s compensation program. Stop gap coverage is required either through the state program or as part of the employer’s general liability coverage; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form) for alterations, additions, improvements, carpeting, floor coverings and fixtures at the Premises; (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and at least ten (10) days prior to each renewal of said insurance.
11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.
11.4 Landlord shall keep in force throughout the Term a Commercial General Liability insurance policy for the common areas of the Building with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate and Special Form Property coverage for the Building at 100% of replacement cost. The carrying of the insurance described herein shall in no way be interpreted as relieving Tenant of any responsibility or liability under this Lease. The cost of all such insurance is included in Expenses.
12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.
13. SERVICES AND UTILITIES.
13.1 Subject to the other provisions of this Lease, Landlord agrees to furnish to the Premises during Building Business Hours (specified on the Reference Pages) on generally recognized business days (but exclusive in any event of Sundays and national and local legal holidays), the following services and utilities subject to the rules and regulations of the Building prescribed from time to time: (a) water suitable for normal office use of the Premises; (b) heat and air conditioning required in Landlord’s commercially reasonable judgment for the intended use and occupation of the Premises during Building Business Hours; (c) cleaning and janitorial service; (d) elevator service by nonattended automatic elevators, if applicable; and, (e) equipment to bring to the Premises electricity for lighting, convenience outlets and other normal office use. To the extent that Tenant is not billed directly by a public utility, Tenant shall pay, within fifteen (15) days of Landlord’s demand, for all electricity used by Tenant in the Premises. The charge shall be at the rates charged for such services by the local public utility. Alternatively, Landlord may elect to include electricity costs in Expenses. Regardless of the method used to pass the cost of electricity through to Tenant, Tenant shall not be charged for electricity more than the net actual amount Landlord pays for such electricity after any abatement, rebates or other credits. In the absence of Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord’s failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure is given to Landlord by Tenant and provided further that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities. Water, heat and air conditioning (subject to the terms set forth herein regarding after hours HVAC), elevator service and electricity , shall be provided twenty-four (24) hours per day, seven (7) days per week, subject to events outside of the reasonable control of Landlord and the terms of this Lease.
13.2 Should Tenant require any additional work or service, as described above, including services furnished outside ordinary business hours specified above, Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge less than Landlord’s actual cost plus overhead for such additional service and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service. The current charge for after-hours HVAC service, which is subject to change at any time, is specified on the Reference Pages.
13.3 Wherever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system or Tenant allows occupancy of the Premises by more persons than the heating and air conditioning system is designed to accommodate, in either event whether with or without Landlord’s approval, Landlord reserves the right to install supplementary heating and/or air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord within fifteen (15) days of Landlord’s demand.

13.4 Tenant will not, without the written consent of Landlord or as otherwise permitted in Exhibit B attached hereto, use any apparatus or device in the Premises, including but not limited to, electronic data processing machines and machines using current in excess of 2000 watts and/or 20 amps or 120 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises for normal office use, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as normal office use, Tenant shall procure the prior written consent of Landlord for the use thereof, which Landlord may refuse, and if Landlord does consent, Landlord may cause a water meter or electric current meter to be installed so as to measure the amount of such excess water and electric current. The cost of any such meters shall be paid for by Tenant. Tenant agrees to pay to Landlord within fifteen (15) days of Landlord’s demand , the cost of all such excess water and electric current consumed (as shown by said meters, if any, or, if none, as reasonably estimated by Landlord) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.
13.5 Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Subject to Landlord’s reasonable rules and regulations and the provisions of Articles 6 and 26, Tenant shall be entitled to the use of wiring (“Communications Wiring”) from the existing telecommunications nexus in the Building to the Premises, sufficient for normal general office use of the Premises. Tenant shall not install any additional Communications Wiring, nor remove any Communications Wiring, without in each instance obtaining the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Landlord’s shall in no event be liable for disruption in any service obtained by Tenant pursuant to this paragraph.
13.6 During the Term, Tenant shall have access to the Building for Tenant and its employees twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards to the extent applicable
14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the greater of (a) the amount of the Annual Rent for the last period prior to the date of such termination plus Tenant’s Proportionate Share of Expenses and Taxes under Article 4; and (b) the then market rental value of the Premises as reasonably determined by Landlord assuming a new lease of the Premises at market rates after concessions and costs of the then usual duration and other terms, in either case, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.
15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord’s then current mortgagee on such mortgagee’s then current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the mortgagee. Upon request of Landlord, Tenant will execute the mortgagee’s form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the mortgagee. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder. Landlord represents that as of the date of this Lease, there exists no mortgage or deed of trust encumbering Landlord’s interest in the Building.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations. If there is a conflict between this Lease and any rules and regulations enacted after the date of this Lease or attached to this Lease as Exhibit D, the terms of this Lease shall control.
17. REENTRY BY LANDLORD.
17.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Notwithstanding the foregoing, except (i) to the extent requested by Tenant, (ii) in connection with scheduled maintenance programs, and/or (iii) in the event of an emergency, Landlord shall provide to Tenant reasonable prior notice (either written or oral) before Landlord enters the Premises to perform any repairs therein. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.
17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within fifteen (15) days of Landlord’s demand.
18. DEFAULT.
18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:
18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) business days after written notice that such payment was not made when due, but if any such notice shall be given two (2) times during the twelve (12) month period commencing with the date of the first (1st) such notice, the third (3rd) failure to pay within five (5) business days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such twelve (12) month period shall be an Event of Default, without notice. Any default notice delivered by Landlord shall set forth in reasonable detail the amount of loss or damage suffered by Landlord. The notice required pursuant to this Section 18.1 shall replace rather than supplement any statutory notice required under applicable Regulations.
18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed one hundred twenty (120) days (provided, however, that such 120 day period shall be extended one day for each day of Force Majeure Delay so long as Tenant is diligently pursuing such cure to completion). As used in the foregoing sentence, “Force Majeure Delay” means strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the control of Tenant. Any default notice delivered by Landlord shall set forth in reasonable detail the amount of loss or damage suffered by Landlord.

18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.
18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.
18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.
19. REMEDIES.
19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:
19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.
19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.
19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.
19.1.4 Upon any termination of Tenant’s right to possession only without termination of the Lease:
19.1.4.1 Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

19.1.4.2 Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) business days of Landlord’s demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.
19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.
19.2 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default in a commercially reasonable manner at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) business days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.
19.3 Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual Rent and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full initial Term of this Lease for amortization, including interest at the Amortization Rate. For purposes hereof, the “Concession Amount” shall be defined as the aggregate of all amounts forgone or expended by Landlord as free rent under the lease, under Exhibit B hereof for construction allowances (excluding therefrom any amounts expended by Landlord for Tenant Improvements (if any), as defined in Exhibit B), and for brokers’ commissions payable by reason of this Lease. Accordingly, Tenant agrees that if this Lease or Tenant’s right to possession of the Premises leased hereunder shall be terminated as of any date (“Default Termination Date”) prior to the expiration of the full initial Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount (“Unamortized Amount”) of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 19 or the rental abatement clauses set forth in the Reference Pages of this Lease, Landlord agrees that it shall not attempt to recover such amounts (or applicable portion thereof) pursuant to this Paragraph 19.3. For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with interest at the Amortization Rate payable in level payments over the same length of time as from the effectuation of the Concession concerned to the end of the full initial Term of this Lease would be determined. The foregoing provisions shall also apply to and upon any reduction of space in the Premises, as though such reduction were a termination for Tenant’s default, except that (a) the Unamortized Amount shall be reduced by any amounts paid by Tenant to Landlord to effectuate such reduction and (b) the manner of application shall be that the Unamortized Amount shall first be determined as though for a full termination as of the effective date of the elimination of the portion, but then the amount so determined shall be multiplied by the fraction of which the numerator is the rentable square footage of the eliminated portion and the denominator is the rentable square footage of the Premises originally leased hereunder; and the amount thus obtained shall be the Unamortized Amount.

19.4 If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.
19.5 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.
19.6 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default or of Landlord’s right to enforce any such remedies with respect to such Event of Default or any subsequent Event of Default.
19.7 Intentionally Omitted.
19.8 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.
19.9 If more than two (2) Events of Default occur during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.
20. TENANT’S BANKRUPTCY OR INSOLVENCY.
20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):
20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:
20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.
20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.
20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.
21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.
22. CASUALTY.
22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days following the commencement of restoration, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.
22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days following the commencement of restoration, Landlord and Tenant shall each have the option of giving the other, at any time within thirty (30) days after Landlord’s notice of estimated restoration time, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.
22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Notwithstanding the foregoing, if the Lease is not terminated as provided herein and Landlord elects to rebuild the Building and common areas, upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance with respect to any alterations or improvements performed by or for the benefit of Tenant and Landlord shall rebuild the Premises; provided if the estimated cost to repair such alterations or improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, Landlord shall deliver written notice to Tenant of the amount of such excess cost, which notice shall include reasonably sufficient detail to permit Tenant to determine whether it will pay such cost or elect that Landlord not proceed with such repairs. Tenant shall have fifteen (15) days following such written notice within which to elect to pay such excess costs or elect that Landlord not proceed with such repairs. If Tenant elects not to pay such excess costs, then Landlord may elect to proceed with repairs using available insurance proceeds or Landlord may elect not to rebuild the improvements within the Premises. If Tenant delivers written notice to Landlord of Tenant’s election to pay such excess costs within such fifteen (15) day time period, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within thirty (30) days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such alterations and improvements. In no event shall Landlord be required to spend more for the restoration of the Premises, Building and common areas than the proceeds received by Landlord, whether insurance proceeds or proceeds from Tenant. Except as otherwise provided herein, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. If Landlord elects not to rebuild the Building, Tenant shall not be required to assign its insurance proceeds to Landlord.

22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon this Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.
22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.
22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.
23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.
24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period, Landlord may provide to Tenant a second written request with respect to such estoppel certificate. If Tenant fails to execute and deliver such certificate within a five (5) business day period following the date of Landlord’s second written request therefor, Landlord or Landlord’s beneficiary or agent may rely upon, for whatever purposes, such certificate as prepared on Tenant’s behalf, and that such certificate shall be fully binding on Tenant. Landlord shall, within ten (10) business days after receipt of a written request from Tenant, execute and deliver a commercially reasonable estoppel certificate to Tenant’s lender or auditors or accountants. Such estoppel certificate shall provide a certification solely as to (i) the status of this Lease, (ii) Landlord’s then-current actual knowledge of the existence of any defaults hereunder, and (iii) the amount of rent that is due and payable under this Lease.
26. SURRENDER OF PREMISES.
26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection after Landlord’s gives notice of such joint inspection, Landlord’s commercially reasonable inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.
26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, subject to the terms of Section 6.4 above, if Landlord elects by notice given to Tenant at or within five (5) business days following the first inspection of the Premises under Section 26.1 above, Tenant shall, at Tenant’s sole cost, remove any Alterations made after the Commencement Date of this Lease, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. In lieu of requiring Tenant to remove Alterations and Personalty and repair the Premises as aforesaid, Landlord may, by written notice to Tenant delivered at least thirty (30) days before the Termination Date, require Tenant to pay to Landlord, as additional rent hereunder, the cost of such removal and repair in an amount reasonably estimated by Landlord.
26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.
28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than business, franchise, gross receipts and net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.
29. INTENTIONALLY OMITTED.
30. PARKING.
30.1 During the initial Term of this Lease, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant, the number and type of parking passes as set forth on the Reference Page of this Lease. This right to park in the Building’s parking facilities (the “Parking Facility”) shall be on an unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles and is subject to the following terms and conditions:
30.1.1 Tenant shall pay to Landlord, or Landlord’s designated parking operator, the Building’s prevailing monthly parking charges for the Parking Facility, without deduction or offset, on the first day of each month during the Term of this Lease, for the parking passes leased by Tenant. Notwithstanding the foregoing, Tenant shall not be required to pay monthly parking charges for the thirty-two (32) parking passes during the first twelve (12) calendar months of the Term. Notwithstanding the foregoing, throughout the Term, Tenant’s visitors shall pay for any visitor parking used by such visitors at Landlord’s standard daily parking rates. Landlord will notify Tenant upon not less than thirty (30) days’ notice of any increases in the monthly parking charges prior to billing Tenant any increases. No deductions from the monthly charge shall be made for days on which the Parking Facility is not used by Tenant.
30.1.2 Tenant shall at all times abide by and shall cause each of Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) to abide by any rules and regulations (“Rules”) for use of the Parking Facility that Landlord or Landlord’s garage operator reasonably establishes from time to time, and otherwise agrees to use the Parking Facility in a safe and lawful manner. Landlord reserves the right to adopt, modify and enforce the Rules governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.
30.1.3 Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant’s Parties to park in any such assigned or reserved spaces. Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control. Landlord agrees that Landlord shall not materially reduce the size of any full-sized (as opposed to compact) parking stalls that exist in the Parking Facility as of the date of this Lease; provided, however, that Landlord may implement valet parking or any other parking practices at the Parking Facility so long as the Parking Facility accommodates the same number (i.e., twenty-eight) of Tenant’s vehicles.

30.1.4 Tenant acknowledges that to the fullest extent permitted by law, Landlord shall have no liability for any damage to property or other items located in the parking areas of the Building (including without limitation, any loss or damage to tenant’s automobile or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Parking Facility by Tenant or any Tenant’s Parties, whether or not such loss or damage results from Landlord’s active negligence or negligent omission. The limitation on Landlord’s liability under the preceding sentence shall not apply however to loss or damage arising directly from Landlord’s willful misconduct. Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Tenant and Tenant’s Parties each hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or any of Tenant’s Parties arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or any Landlord Entities.
30.1.5 Tenant’s right to park as described in this Article and this Lease is exclusive to Tenant and shall not pass to any assignee or sublessee except in connection with an assignment or sublease approved by Landlord in accordance with the terms of Article 9 above.
30.1.6 In the event any surcharge or regulatory fee is at any time imposed by any governmental authority with reference to parking, Tenant shall (commencing after two (2) weeks’ notice to Tenant) pay, per parking pass, such surcharge or regulatory fee to Landlord in advance on the first day of each calendar month concurrently with the month installment of rent due under this Lease. Landlord will enforce any surcharge or fee in an equitable manner amongst the Building tenants.
30.1.7 If, at any time during the Term, Tenant determines that Landlord’s then standard charge for parking is more than ten percent (10%) higher than parking rates charged by comparable landlords of comparable buildings located in the same geographic area as the Building, then Tenant may reduce the number of parking spaces leased by Tenant hereunder by providing no less than thirty (30) days’ written notice thereof to Landlord. In such event, Tenant shall be deemed to have permanently waived Tenant’s right to lease such parking space(s).
30.2 If Tenant violates any of the terms and conditions of this Article, the operator of the Parking Facility shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefor whatsoever. In addition, Landlord shall have the right to cancel Tenant’s right to use the Parking Facility pursuant to this Article upon ten (10) days’ written notice, unless within such ten (10) day period, Tenant cures such default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under this Lease.
31. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord shall adjust either or both figures if there is manifest error, addition or subtraction to the Building. Notwithstanding the foregoing, Landlord agrees that the rentable square footage of the Premises and Tenant’s Proportionate Share shall not be adjusted pursuant to the foregoing sentence during the initial Term of this Lease. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto.

32. TENANT’S AUTHORITY.
32.1 If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.
32.2 Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (a) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (b) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (c) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.”
33. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report. Notwithstanding the foregoing, Landlord shall not request financial statements more than once in each consecutive one (1) year period during the Term unless (i) Tenant is in default, (ii) Landlord reasonably believes that there has been an adverse change in Tenant’s financial position since the last financial statement provided to Landlord, or (iii) requested (a) in connection with a proposed sale or transfer of the Building by Landlord, or (b) by an investor of Landlord, any Landlord Entity or any lender or proposed lender of Landlord or any Landlord Entity. In addition, notwithstanding the terms of this Article 33, so long as Tenant is a publicly traded company on an “over-the-counter” market or any recognized national or international securities exchange, the foregoing shall not apply so long as Tenant’s current public annual report (in compliance with applicable securities laws) for such applicable year is available to Landlord in the public domain. At Tenant’s request, Landlord shall enter into a confidentiality agreement with Tenant, which agreement is reasonably acceptable to Landlord and covers confidential financial information provided by Tenant to Landlord.
34. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.
35. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.
36. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.
37. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

38. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.
39. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.
40. OPTION TO RENEW. Provided this Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of this Lease at the time of notification or commencement, Tenant shall have one (1) option to renew (the “Renewal Option”) this Lease for a term of five (5) years (the “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions as set forth below:
40.1 If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is fifteen (15) months prior to the expiration of the Term of this Lease but no later than the date which is twelve (12) months prior to the expiration of the Term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of this Lease.
40.2 The Annual Rent and Monthly Installment of Rent in effect at the expiration of the Term of this Lease shall be the Prevailing Market (defined below) rate. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment of Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Renewal Option under this Article 40. Said notification of the new Annual Rent and Monthly Installment of Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the Renewal Term.
40.3 This Renewal Option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant and any Permitted Transferee as set forth above and that in no event will any assignee or sublessee (other than a Permitted Transferee) have any rights to exercise the aforesaid option to renew.
40.4 If the Renewal Option is validly exercised or if Tenant fails to validly exercise the Renewal Option, Tenant shall have no further right to extend the term of this Lease.
40.5 For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building in the same rental market in the Seattle, Washington area as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such comparison lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.
40.6 Notwithstanding anything herein to the contrary, the Renewal Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

41. SIGNAGE.
41.1 Landlord shall provide and install, at Landlord’s sole cost and expense, the initial signage for Tenant in the Building directory and at the entry to the Premises. Such signage shall consist of Building standard materials and shall comply with current Building specifications and Tenant shall be required to make payment of any fee charged by Landlord for maintaining such signage (which fee is solely for maintaining such signage and not for the privilege of displaying such signage in the Premises or Building), which fee shall constitute additional rent under this Lease. At Landlord’s option, upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove any such signage and repair any damage to the Building caused by such signage.
41.2 So long as (a) Tenant is not in default under the terms of this Lease; (b) Tenant is in occupancy of at least approximately 25,000 rentable square feet of the Premises; and (c) Tenant has not assigned this Lease or sublet greater than fifty percent (50%) of the Premises, in the event Landlord constructs a shared monument sign for the Building (the “Monument Sign”) during the Term of this Lease, Tenant shall have the right to have its name listed on the Monument Sign, subject to the terms of this Article 41. The design, size and color of Tenant’s signage with Tenant’s name to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall comply with all applicable Regulations and shall be subject to the approval of Landlord and any applicable governmental authorities. Landlord reserves the right to withhold consent to any sign that, in the sole judgment of Landlord, is not harmonious with the design standards of the Building and Monument Sign. Landlord shall have the right to require that all names on the Monument Sign be of the same size and style. Tenant must obtain Landlord’s written consent to any proposed signage and lettering prior to its fabrication and installation. Tenant’s right to place its name on the Monument Sign, and the location of Tenant’s name on the Monument Sign, shall be subject to the existing rights of existing tenants in the Building, and the location of Tenant’s name on the Monument Sign shall be further subject to Landlord’s reasonable approval. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents in its sole discretion) any provisions for illumination. Although the Monument Sign will be maintained by Landlord, Tenant shall pay its proportionate share of the cost of any maintenance and repair associated with the Monument Sign. In the event that additional names are listed on the Monument Sign, all future costs of maintenance and repair shall be prorated between Tenant and the other parties that are listed on such Monument Sign.
41.2.1 Tenant’s name on the Monument Sign shall be designed, constructed, installed, insured, maintained, repaired and removed from the Monument Sign all at Tenant’s sole risk, cost and expense. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant’s signage on the Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord.
41.2.2 If during the Term (and any extensions thereof) (a) Tenant is in default under the terms of this Lease after the expiration of applicable cure periods; (b) Tenant leases and occupies less than approximately 25,000 rentable square feet of the Premises; or (c) Tenant assigns this Lease, then Tenant’s rights granted herein will terminate and Landlord may remove Tenant’s name from the Monument Sign at Tenant’s sole cost and expense and restore the Monument Sign to the condition it was in prior to installation of Tenant’s signage thereon, ordinary wear and tear excepted. The cost of such removal and restoration shall be payable as additional rent within fifteen (15) days of Landlord’s demand. Landlord may, at anytime during the Term (or any extension thereof), upon five (5) business days prior written notice to Tenant, relocate the position of Tenant’s name on the Monument Sign. The cost of such relocation of Tenant’s name shall be at the cost and expense of Landlord.
41.2.3 The rights provided in this Article 41 shall be non-transferable unless otherwise agreed by Landlord in writing in its sole discretion.
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42. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building in which the Premises is located. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages. As used herein, “Landlord’s interest in the Building” shall include insurance proceeds, rents due from tenants of the Building and proceeds from the sale of the Building (prior to the distribution of same to any partner or shareholder of Landlord or any other third party); provided, however, that with respect to proceeds from the sale of the Building, Landlord’s liability shall extend only to adjudicated claims which arise during Landlord’s period of ownership and during the Term of the Lease but only after Landlord first applies any such sale proceeds to any outstanding mortgages and/or any other encumbrances existing upon or otherwise affecting the Building (including any ground lease payments) and any tax liability respecting the Building.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Reference Date set forth in the Reference Pages of this Lease.

LANDLORD:	TENANT:

900 FOURTH AVENUE PROPERTY LLC,	CRAY INC.,
a Delaware limited liability company	a Washington corporation

By: RREEF Management Company,
a Delaware corporation, its Authorized Agent

By:	/s/ Michael Benoit	By:	/s/ Brian C. Henry
Name:	Michael Benoit	Name:	Brian C. Henry
Title:	VP District Mgr.	Title:	EVP & CFO
Dated:	8/21/08	Dated:	8/11/08

LANDLORD CORPORATE ACKNOWLEDGMENT

STATE OF WASHINGTON	)
	)	SS
COUNTY OF KING	)
On this 21st day of August, 2008 before me, the undersigned, a Notary Public in and for the State of Washington personally appeared Michael G. Benoit, to be known or shown through satisfactory evidence to be the Vice President, District Manager of RREEF Management Company, a Delaware corporation, and acknowledged to me that he executed the same on behalf of said corporation freely and voluntarily for the uses and purposes therein mentioned.
Witness my hand and official seal the day and year in this certificate first above written.

/s/ Rachel Lynn Kegley Notary Public in and for the State of Washington residing in King County My commission expires: 10-19-09

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Acknowledgement 1

TENANT CORPORATE ACKNOWLEDGMENT

STATE OF WASHINGTON	)
	)	SS
COUNTY OF KING	)
On this 11th day of August, 2008 before me, the undersigned, a Notary Public in and for the State of Washington personally appeared Brian C. Henry, to be known or shown through satisfactory evidence to be the EVP & CFO of Cray Inc., a Washington corporation, and acknowledged to me that he executed the same on behalf of said corporation freely and voluntarily for the uses and purposes therein mentioned.
Witness my hand and official seal the day and year in this certificate first above written.

/s/ Carol Lynn Cole Notary Public in and for the
State of Washington
residing in Seattle
My commission expires: 11/20/2011

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Acknowledgement 2

EXHIBIT A — FLOOR PLAN DEPICTING THE PREMISES
attached to and made a part of the Lease bearing the
Lease Reference Date of August 11, 2008 between
900 FOURTH AVENUE PROPERTY LLC, a Delaware limited liability company, as Landlord and
CRAY INC., a Washington corporation, as Tenant
Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of the Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

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A-1-1

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A-1-2

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A-1-3

EXHIBIT A-1 — SITE PLAN
attached to and made a part of the Lease bearing the
Lease Reference Date of August 11, 2008 between
900 FOURTH AVENUE PROPERTY LLC, a Delaware limited liability company, as Landlord and
CRAY INC., a Washington corporation, as Tenant
Exhibit A-1 is intended only to show the general location of the Building and/or the project of which the Building is a part as of the beginning of the Term of the Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

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A-1-4

EXHIBIT A-2 — LEGAL DESCRIPTION
attached to and made a part of the Lease bearing the
Lease Reference Date of August 11, 2008 between
900 FOURTH AVENUE PROPERTY LLC, a Delaware limited liability company, as Landlord and
CRAY INC., a Washington corporation, as Tenant
That certain building located at 900 Fourth Avenue, Seattle, King County, Washington and situated on a portion of Block 22, C.D. Boren’s Addition to the City of Seattle, in King County, Washington, including the vacated alley therein.
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A-2-1

EXHIBIT B — WORKLETTER
attached to and made a part of the Lease bearing the
Lease Reference Date of August 11, 2008 between
900 FOURTH AVENUE PROPERTY LLC, a Delaware limited liability company, as Landlord and
CRAY INC., a Washington corporation, as Tenant
The purpose of this Exhibit B to the Lease (“Workletter”) is to set forth how the Tenant Improvements to the Premises are to be constructed and designed, the distinction between the Tenant Improvements and the base building condition and the allocation of responsibility for constructing and designing the Tenant Improvements and the cost of the tenant improvements. Subject to all of the terms and conditions of the Lease and based on the meanings given defined terms in the Lease, where not otherwise defined in this Workletter, the parties agree as follows:
1. Defined Terms. Unless the context otherwise requires, terms used in this Workletter shall have the same meaning as such terms in the Lease. The following capitalized terms shall have the meanings set forth below.
“Tenant Architect” means an architect selected by Tenant and acceptable to Landlord that is licensed to practice architecture in Washington State.
“Business Day” means any day other than a Saturday, Sunday or other day on which United States national banks in Seattle, Washington are authorized or required by law to be closed for business.
“Premises Contract” means the contract between Landlord and Premises Contractor for the construction and installation of the Tenant Improvements to be written on Landlord’s customary contract form and conditions which are based on AIA Document A101-1997 (Stipulated Sum) and AIA Document A201-1997 (General Conditions), with Supplemental Conditions, as mutually approved by Landlord and Tenant as evidenced in those certain emails, to which copies of such forms were attached, dated August 8, 2008, between Alex Bennett on behalf of Landlord and Bill Howard on behalf of Tenant.
“Premises Contractor” means a licensed general contractor selected by Landlord in consultation with Tenant for purposes of completing the Tenant Improvements, which Premises Contractor shall be Gateway Construction Services, Inc. or Pacific Construction Services or another general contractor reasonably selected by Landlord in consultation with Tenant and which shall be selected based upon competitive bids provided by such general contractors.
“Costs of the TI Work” means all costs incurred by Landlord to complete the TI Work, including amounts paid to the Premises Contractor, sales taxes, premiums for insurance and bonds obtained specifically for the TI work, permit fees, and temporary utilities. The Costs of the TI Work shall also include all costs associated with the design of the Tenant Improvements, all obligations owed to the Tenant Architect and Consultant, third-party inspection fees, reimbursement to Landlord for reasonable actual out-of-pocket fees and disbursements Landlord may incur that are fairly attributable to the design or construction of the Tenant Improvements and the cost of installing any of Tenant’s Special Tenant Improvements described on Schedule B-4.
“Design Allowance” means an amount equal to $0.15 per rentable square foot of the Premises.
“Substantial Completion” means the date that (i) Landlord has completed the Base Building Improvements (as defined in Section 2 below) and the Tenant Improvements to the extent required to conform with the standards of “substantial completion” promulgated by the American Institute of Architects (General Conditions of the Contract for Construction, AIA Document A201), to the extent such improvements can be used by Tenant, subject to minor details and installations of construction, decoration and mechanical adjustments (“punch-list items”) as reasonably determined by Landlord that remain to be completed but which do not materially interfere with Tenant’s use of such portion of the Premises; (ii) Tenant has direct access to the elevator lobby on the floors where the Premises are located; (iii) the services to be provided under Section 13 of the Lease and as described in Schedule B-4 of this Exhibit B are available to the Premises; (iv) the date Landlord receives from the appropriate governmental authorities confirmation that Tenant is legally permitted to occupy the Premises following completion of the Base Building Improvements and Tenant Improvements performed by Landlord or its contractors in the Premises and confirmation that all final inspections have occurred with respect to such improvements (as evidenced by a customary communication from such authorities); and (v) Tenant’s Architect shall have confirmed substantial completion in accordance with the Working Drawings by delivering to Landlord a certificate in a form reasonably acceptable to Landlord which reflects satisfaction of the four conditions described in items (i) through (iv) of this paragraph.

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“Tenant Improvement Allowance” means (i) $64.36 per rentable square foot of the Premises (other than the Fourth Floor Pocket Space), plus (ii) $60.57 per rentable square foot of the Fourth Floor Pocket Space (calculated based upon the assumption that the Initial Abatement Period (as defined in the Reference Pages) consists of a six (6) month period); provided, however that the foregoing Tenant Improvement Allowance with respect to the Fourth Floor Pocket Space shall be proportionately adjusted if the actual Initial Abatement Period is less than six (6) months). The Tenant Improvement Allowance shall be used only to pay for actual Costs of the TI Work, except as otherwise provided for in this Workletter.
“Tenant Improvements” means those certain improvements to the Premises described in the Working Drawings as the same may be modified pursuant to Paragraph 5 below, including all items of Work, including labor and materials, that are utilized directly or indirectly in altering, repairing, improving, adding to, modifying or otherwise changing the Premises.
“Tenant Improvements Floor Plan and Scope of Work Outline” means the preliminary floor plans for the three floors comprising the Premises, together with the scope of work outline of the Tenant Improvements that have been prepared by the Tenant Architect, dated August 4, 2008, all as approved by Landlord and as described in Schedule B-2 attached.
“Tenant’s Representative” means the individual designated by Tenant as its tenant improvement representative pursuant to Paragraph 13 of this Workletter.
“TI Work” means the design, permitting and construction of the Tenant Improvements in accordance with the Working Drawings.
“Working Drawings” means all plans, specifications and drawings necessary to construct the Tenant Improvements, which shall include all construction documents, final plans and specifications ready for construction, and mechanical, electrical and plumbing drawings necessary to construct the Tenant Improvements, as more fully described in Schedule B-6 attached hereto, which Working Drawings shall be prepared, subject to Landlord’s approval, in accordance with Paragraph 5 of this Workletter.
2. Base Building Improvements. Landlord is responsible for providing certain base Building improvements identified on Schedule B-1 attached hereto (collectively, the “Base Building Improvements”) without cost or expense to Tenant. Landlord shall be responsible for maintaining the Building and improvements in accordance with Sections 7 and 13 of the Lease. Landlord shall correct any violations of applicable laws and building codes in effect and as enforced at the time of permitting for the portion of the Base Building Improvements described in Section 3 of Schedule B-1 following completion thereof, and thereafter shall correct any such violations as to such portion of the Base Building Improvements as and when required by Regulations and/or applicable government authorities, including all Regulations relating to the Americans with Disabilities Act (as in effect at the time) (“ADA”) and all other applicable federal, state and municipal laws and regulations. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Regulations and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Regulations. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. To the extent there are material changes in the Base Building Improvements made by Landlord following the date of the Lease that increase the Costs of the TI Work or delay construction of the Tenant Improvements (as generally described in Schedule B-2 and as estimated by Landlord at the time such impact is discovered), then Landlord shall exercise good faith efforts to eliminate or reduce such cost or delay and shall be responsible for any such increased construction costs (unless such changes are made in order to comply with Regulations or requested by Tenant). If any changes to the Base Building Improvements materially impact or are likely to materially impact the Costs of the TI Work, then Landlord agrees to notify Tenant of such changes.
Landlord also shall perform any remediation or abatement work with respect to any asbestos containing material (“ACM”) arising out of Landlord’s performance of the Base Building Improvements and Tenant Improvements to the extent necessary to comply with Regulations in effect and as applied as of the date of this Lease and to the extent such upgrades or modifications are required by Regulations in order for Tenant (i) to obtain a building permit for the Tenant Improvements and/or (ii) to occupy the Premises for the Permitted Use (collectively, “Required ACM Remediation”). Landlord shall have the right to contest any alleged Required ACM Remediation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Regulations and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Regulations. Landlord, after the exhaustion of any and all rights to appeal or contest, will perform all Required ACM Remediation required for purposes of clauses (i) and (ii) of above.

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3. Tenant Improvements. The Tenant Improvements shall be furnished and installed within the Premises substantially in accordance with the Working Drawings to be prepared by the Tenant Architect and approved by Landlord in writing in accordance with this Workletter. All Tenant Improvements will be managed by Landlord and shall be furnished and installed by the selected Premises Contractor at the expense of Tenant, subject to application of the Tenant Improvement Allowance. Tenant hereby acknowledges that the Special Tenant Improvements described on Schedule B-4 are subject to the approval of applicable governmental authorities and applicable Regulations. Landlord and Tenant agree that to the extent it will save time and money for all involved, Landlord may choose to combine a portion of the TI Work (for example improvements to the Building electrical and HVAC systems) necessary to accommodate Tenant’s Special Tenant Improvements with the now ongoing Base Building Improvements described in Section 3 of Schedule B-1. If such election is made, then to be included in the Costs of TI Work, the portion of the scope and cost of such work to be included in the Costs of the TI Work shall be described in a change order to such existing construction contract that is signed by both Landlord and Tenant. The Tenant Improvement Allowance may be applied to the cost of any Special Tenant Improvements. Landlord shall enter the Premises Contract with the Premises Contractor. The Tenant Improvements shall be constructed in accordance with the Premises Contract and the Working Drawings prepared by the Tenant Architect and approved by Tenant and Landlord in accordance with Section 5 below, and permitted by the City of Seattle. If the Premises Contractor delivers any proposed change to the Premises Contract, Tenant shall promptly be provided an “open book” explanation and documentation to support such change or any alteration in the proposed stipulated sum for the Costs of the TI Work, and be afforded an opportunity to review and approve any alteration in the approved stipulated sum for the Costs of the TI Work before the affected work is performed.
4. The Tenant Architect. The Tenant Architect shall design the Tenant Improvements for the Premises and shall obtain all required building or other permits relating to the performance and construction of the Tenant Improvements in the Premises. The consultants selected by Landlord for designing the Building’s structural, mechanical, electrical, plumbing and telecommunication systems (the “Consultants”) shall review the plans and specifications for these components of the Tenant Improvements. As of the date of this Lease, Flack & Kurtz is the consultant for the electrical system for the Building, and no mechanical system engineer is currently anticipated to be needed since the mechanical subcontractor, Holaday-Parks, Inc. will perform design-build services for the portion of the TI Work involving the mechanical systems. The cost of preparing and reviewing all plans and specifications for the Tenant Improvements (including, without limitation, the Working Drawings), and the cost of preparing any changes thereto and the cost of obtaining all required permits shall be paid by Tenant, although Tenant may apply the Design Allowance toward the payment of such costs.
5. Working Drawings.
5.1 Tenant Improvements Floor Plan and Scope of Work Outline. The Tenant Improvements Floor Plan and Scope of Work Outline have been approved by the parties and form the basis for the Working Drawings to be prepared by the Tenant Architect. Landlord shall not unreasonably withhold its consent to any part of the Working Drawings that are generally consistent with the description in Schedule B-2. Landlord and Tenant shall cooperate and work in good faith in the development of conceptual plans and other customary aspects of design for the Tenant Improvements to give Tenant necessary feedback for its development of Working Drawings that will be acceptable to Landlord.
5.2 Preparation, Submission and Approval of Working Drawings. Tenant has retained the Tenant Architect to prepare the Working Drawings. Tenant shall cause the Working Drawings to be prepared by the Tenant Architect and submitted to Landlord within thirty (30) days following the date that the Lease is mutually executed and delivered by Landlord and Tenant. Tenant shall provide (or cause the Tenant Architect to provide) Landlord with at least two (2) complete sets of the Working Drawings for Landlord’s review and approval. Landlord shall have ten (10) Business Days after receiving the Working Drawings to approve the Working Drawings, or disapprove them and provide Tenant with its comments. If Landlord disapproves the Working Drawings, Tenant shall have five (5) Business Days after receiving Landlord’s comments to cause Tenant Architect to revise and resubmit the Working Drawings to Landlord. Landlord shall have five (5) Business Days after receiving the revised Working Drawings to either approve the revised Working Drawings, or disapprove the revised Working Drawings and provide Tenant with its comments. The process outlined in the preceding two sentences shall be repeated until Landlord and Tenant have mutually agreed on the Working Drawings. Landlord’s decision regarding the Working Drawings shall be evidenced by returning to Tenant one (1) set of the Working Drawings marked “Approved,” “Approved as Noted” or “Disapproved as Noted, Revise and Resubmit”; provided, however, that Landlord’s failure to timely respond to the Working Drawings shall not constitute approval by Landlord of the design or specifications shown thereon.
5.2.1 If the Working Drawings are returned to Tenant marked “Approved,” the Working Drawings, as so submitted, shall be deemed approved by Landlord, and the Tenant Architect shall immediately provide four (4) full sets of paper drawings as wells as a copy of such drawings in both CAD and pdf format.

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5.2.2 If the Working Drawings are returned to Tenant marked “Approved as Noted,” the draft of the Working Drawings shall be deemed approved by Landlord; provided, however, in preparing the final approved Working Drawings, Tenant shall cause the Tenant Architect to incorporate Landlord’s noted items into the Working Drawings and shall deliver the revised Working Drawings to Landlord within five (5) Business Days.
5.2.3 If the Working Drawings are returned to Tenant marked “Disapproved as Noted, Revise and Resubmit,” Tenant shall cause such Working Drawings to be revised within five (5) Business Days as provided above, taking into account the reasons for Landlord’s disapproval and shall resubmit revised plans to Landlord for review. The same procedure shall be repeated until Landlord fully approves the Working Drawings.
5.2.4 Tenant and the Tenant Architect shall be solely responsible for: (i) the completeness of the Working Drawings; (ii) subject to Paragraph 6 below, the conformity of the Working Drawings with the existing conditions in the Building as set forth in the “CAD backgrounds” for the Building that have been delivered to Tenant (the “Building Plans”) (to the extent reflected in the Building Plans provided to Tenant); (iii) the compatibility of the Working Drawings with the Base Building Improvements including the mechanical, plumbing, life safety or electrical systems of the Building (to the extent reflected in the Building Plans provided to Tenant); and (iv) the compliance of the Working Drawings with all applicable Regulations, including, without limitation, the ADA. The Tenant Architect shall coordinate the preparation of all engineering drawings included as part of the Working Drawings. Regardless of who prepares the engineering drawings, the Working Drawings shall be subject to review by the Landlord, and the Consultants, the reasonable cost of which review shall be at Tenant’s cost. Tenant has the right to hire additional engineers for the Tenant Improvements as it determines necessary at its sole cost and expense. Tenant shall cause the Tenant Architect and such additional engineers to work cooperatively with the appropriate specialized engineer for the Building (“Engineer”), and the Consultants in designing Tenant Improvements. Landlord shall cause the Engineer, and the Consultants to work cooperatively with, and provide Tenant, the Tenant Architect and such additional engineers with access to all site and applicable design drawings, including those available on the CAD system (subject to any requirements of the Owner-Architect agreement), specifications, calculations, and related information in a convenient medium (electronic or paper) to the extent reasonably required by Tenant for the design of the Tenant Improvements.
5.2.5 Once the Working Drawings are approved by Landlord and Tenant, the parties shall each acknowledge its approval by signing or initialing each sheet of the Working Drawings. The Tenant Architect shall also deliver to Landlord and Tenant a diskette containing the approved Working Drawings in CAD format. Tenant may submit draft Working Drawings for permits provided that any submission must be revised to include any changes required by Landlord prior to Landlord’s approval of the Working Drawings. Upon approval of the Working Drawings by Landlord, Tenant shall cause the Tenant Architect to deliver to Landlord (in addition to the diskette described above) the number of copies of the Working Drawings that Landlord may reasonably request for use in obtaining bids for the work and in the course of construction.
5.3 Form of Working Drawings. Tenant shall cause the Working Drawings to be prepared by the Tenant Architect in a form satisfactory for submittal to the appropriate governmental authorities for permits and licenses required for the construction of the Tenant Improvements. Furthermore, Tenant shall cause the Working Drawings to be prepared in accordance with all applicable Regulations, including without limitation the ADA, and in accordance with Insurance Regulations for Fire Resistant “Class A” Buildings. Tenant understands Landlord’s review and approval of the Working Drawings pursuant to this Workletter are solely to protect the interests of Landlord, and Landlord shall not be the guarantor nor responsible for the correctness of the Working Drawings, or responsible for the compliance of the Working Drawings with applicable Regulations. Tenant shall be responsible for the cost of making any repairs or changes to the Premises (or to the common areas located adjacent to the Premises) as a result of the Tenant Improvements being designed and constructed in a manner not in compliance with applicable Regulations, including the ADA. Once the Working Drawings are approved by the parties in accordance with the terms of this Workletter, the Tenant Architect shall apply for and obtain the permits and licenses required for the construction of the Tenant Improvements.

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5.4 Payment of Tenant Architect Fees and Costs. Tenant shall be responsible for paying all costs and charges of the Tenant Architect in connection with the TI Work including preparing and revising the Working Drawings. The Design Allowance will be made available to pay Architect based on invoices submitted by Architect to Tenant, with copies to Landlord, provided that Tenant delivers to Landlord such reasonable documentation as requested by Landlord (including lien releases). Landlord shall have no obligation to make more than one (1) disbursement on the Design Allowance per calendar month. If the entire Design Allowance is not used to pay the charges of Architect in connection with the Work, the unused amount will be added to the Tenant Improvement Allowance and may be applied to the Costs of the TI Work.
6. Existing Conditions of Premises. Prior to commencement of construction of the Tenant Improvements, Tenant shall require and shall be solely responsible for ensuring that the Tenant Architect, and the engineers and contractors employed by Tenant or the Tenant Architect verify all existing conditions in the Building and the Base Building Improvements, insofar as they are relevant to, or may affect, the design and construction of the Tenant Improvements. Tenant shall be solely responsible for the completeness of all plans for the Tenant Improvements and for conformity of the plans with the Building plans and existing conditions in the Buildings and the Premises. Tenant shall ensure that the Tenant Architect inspects the Premises to verify existing conditions and construction prior to the start of construction of the Tenant Improvements. Tenant shall notify Landlord immediately following such inspection of any discrepancy between existing conditions and/or construction and the Building plans and Base Building Improvements; otherwise, Landlord shall be conclusively deemed to have met its obligations relating to such construction of the Base Building Improvements, except to the extent the Base Building Improvements described in Section 3 of Schedule B-1 have not yet been completed. If Tenant notifies Landlord of any discrepancy under the preceding sentence, Landlord shall either (i) correct the discrepancy at Landlord’s expense, or (ii) reimburse Tenant for the cost of revising its Working Drawings to accommodate such existing conditions. In the absence of notice from Tenant of any discrepancies, Tenant shall be responsible for any modifications to the Working Drawings necessary to accommodate existing conditions and construction. Except as provided otherwise herein, Landlord shall have no liability to Tenant for any inaccuracy or incorrectness in any of the information supplied by Landlord with regard to existing conditions. Tenant shall be solely responsible for, and Landlord specifically reserves the right to require Tenant to make at any time and from time to time during the construction of the Tenant Improvements, any changes to the Working Drawings necessary (a) to obtain any permit, (b) to comply with all applicable Regulations, (c) to achieve the compatibility, as reasonably determined by Landlord, of the Working Drawings with the Building Plans, or (d) to avoid impairing or voiding any third-party warranties.
7. Administration, Procedures for Premises Contractor, Pricing the Work.
7.1 Negotiated Contract. Promptly after Landlord and Tenant have reached agreement on the Working Drawings, Landlord will negotiate and enter into the Premises Contract with Premises Contractor consistent with this Workletter, and will cause the Tenant Improvements to be constructed in accordance with the Working Drawings, as the same may be revised in accordance with this Workletter. Landlord shall obtain bids for the Tenant Improvements from at least three (3) general contractors (as described in the definition of “Premises Contractor” above) for the TI Work. The form of Premises Contract shall be generally consistent with Landlord’s customary contract form and conditions, which form has been delivered to and reviewed by Tenant as of the date of the Lease. Any changes to the standard AIA Documents that have been approved as of the date of the Lease and which comprise the Premises Contract, to the extent such changes adversely affect the timing of the Tenant Improvements and/or the cost thereof, are subject to Tenant’s reasonable review and approval before the same are included in the Premises Contract and executed by Landlord, which approval will not be unreasonably withheld, delayed or conditioned. Prior to granting its approval of the Premises Contract, Tenant shall have received from Landlord detailed and accurate statements of the basis for the charges associated with the General Conditions and General Requirements and pre-construction services under the Premises Contract, including without limitation a cost breakdown of the budget pricing for the Tenant Improvements on an “open book” basis. Upon receipt of the copies of the Working Drawings from Tenant or the Tenant Architect, Landlord shall obtain a bid from the Premises Contractor for the work shown on the Working Drawings. Upon receipt of the bid from the Premises Contractor Landlord shall notify Tenant of the amount of the bid. Tenant shall have five (5) Business Days after receipt of notice from Landlord regarding the bid in which to give written notice to Landlord of Tenant’s approval or disapproval thereof (which approval shall not be unreasonably withheld), otherwise the bid shall be deemed approved and shall be incorporated into the final Premises Contract. If Tenant timely disapproves of the bid, Tenant shall meet with Landlord, the Tenant Architect and/or the selected Premises Contractor within five (5) Business Days to discuss mutually acceptable revisions to the bid or to Tenant’s Working Drawings. All costs of changes required by any such revisions shall be the sole responsibility of Tenant. Following such revisions, Landlord shall submit to Tenant, as soon as reasonably practicable, a revised bid from the selected Premises Contractor, and the same procedure shall be followed as set forth above until Tenant has no specific reasonable objection to the bid.

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7.2 Major Trades. Landlord shall be entitled to authorize the Premises Contractor to utilize the following subcontractors (“Approved Subcontractors”) in each of the major trades (including, without limitation, electrical, plumbing and mechanical) already involved in the Building: American Mechanical Corporation, VECA Electric and Holaday Parks, Inc. The Premises Contractor shall not be obligated to obtain multiple bids from such Approved Subcontractors. For any subcontractors other than the Approved Subcontractors, the Premises Contractor shall promptly obtain up to three (3) competitive bids, to the extent commercially feasible. After receipt of such bids, Landlord and Tenant shall each review and consult each other regarding the bids. The Premises Contractor may present a bid from subcontractors working on the Base Building Improvements for Tenant’s review and approval as one of the bids. The subcontractors shall be selected by the Premises Contractor with the prior approval of the Landlord and Tenant. Bid packages will clearly identify and distinguish the Base Building Improvements, if any, and TI Work. Upon its request, Tenant shall be entitled to receive full copies of subcontractor bids for TI Work, and shall be entitled to receive reasonable additional written verification of any determination that such TI Work does not include any Base Building Improvements work.
7.3 Landlord’s Administration Fee. Landlord shall be entitled to deduct from the Tenant Improvement Allowance a construction management fee equal to three percent (3%) of the Costs of the TI Work.
8. Tenant Improvements Construction: Administration of TI Work, Early Entry for Tenant’s Work.
8.1 Construction of Tenant Improvements. Promptly after acceptance of the Premises Contract (including approval of the price for the work) and receipt of the Construction Payment (as defined in Section 12 below) and approval of the Working Drawings, Landlord shall administer the construction of Tenant Improvements in accordance with the final, approved and permitted Working Drawings (which work shall be added to and included within the definition of “TI Work” set forth in Paragraph 1 of this Workletter ); provided, however, that Landlord shall not be required to install any Tenant Improvements that do not conform to the approved Working Drawings, or conflict with elements of the approved Working Drawings, or do not comply with applicable Regulations; such conformity being the obligation of Tenant. Landlord and Tenant shall use diligent and continuous efforts to achieve the dates set forth in Schedule B-5 attached hereto, which dates are estimated target dates only and Landlord shall not be liable for failure to meet such deadlines. As used herein, Tenant shall be construed to include Tenant’s consultants and Landlord shall be construed to include Landlord’s consultants, each of whom shall be instructed to respond in accordance with the terms of this Workletter and to fully cooperate with the other party. Landlord shall diligently pursue Substantial Completion of the Tenant Improvements. The schedule set forth on Schedule B-5 shall be updated as changes occur and provided to Tenant for its information and as a guide for progress of construction of the Tenant Improvements.
8.2. Contractor for Tenant’s Work. All Tenant Improvements shall be constructed by the Premises Contractor and its subcontractors selected pursuant to Paragraph 7, with the exception of installation of furniture, fixtures, office and other equipment and design construction and installation of information technology and telecommunications equipment and wiring (“Tenant’s Work”) which shall be designed, constructed, installed or provided by Tenant in accordance with this Paragraph and Article 6 of the Lease. Tenant may request that some or all of the Tenant’s Work be constructed by the Premises Contractor under a contract separate from the Premises Contract; provided, however, that Tenant’s Work shall not delay or interfere with completion of the Base Building Improvements or TI Work.
8.3 Early Entry. With Landlord’s prior written approval and following generation of the punch list, Tenant and Tenant’s contractors may enter the Premises prior to the Substantial Completion of the Tenant Improvements for purposes of cable, telephone and furniture installation; provided that such entry or work does not interfere with the construction of the Tenant Improvements by Landlord and the Premises Contractor. All of the terms and provisions of the Lease shall be applicable upon such early entry, except for those provisions applicable to the commencement of the Lease Term and the payment of Monthly Installments of Rent and Tenant’s Proportionate Share of Expenses and Taxes. Tenant shall be responsible for any damages to the Building or the Premises caused by Tenant or its contractors or agents as a result of such early entry. If completion of the Tenant’s Work interferes with the construction of the TI Work and such interference causes or is likely to cause a delay in Substantial Completion of the Tenant Improvements, then Landlord may require Tenant to cease work in the Premises.

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8.3.1 IT System Installation. Landlord and Tenant shall arrange for Tenant to have access to the Premises on a floor by floor basis as early as possible, but in all events prior to the installation of ceiling grids on each floor, as coordinated with Landlord, the Premises Contractor, and their respective contractors and agents working in the same space, in order to allow Tenant to install telephone lines and telephone systems, fiber optics, computer cabling, information technology systems and related similar items (“IT Systems”). The access Tenant is given to the Premises shall be at a time before the ceiling grids are installed by Landlord so as to allow more quick, cost effective and efficient installation of cabling and other wiring. Landlord shall use reasonable efforts to provide Tenant, as early as is reasonably practicable, with a range of estimated dates (which range shall be given by notice to Tenant approximately fifteen (15) to twenty-one (21) days prior to the estimated date of installation) for installation of the ceiling grids on each floor so that Tenant can arrange for its contractors to do the installations of the IT Systems with the least amount of disruption and cost to both Landlord and Tenant.
8.3.2 Tenant Furniture and Fixtures. Landlord and Tenant shall arrange for Tenant to have access to the Premises, floor by floor on a “space ready” basis to install Tenant’s furniture, fixtures and equipment. Landlord shall use reasonable efforts to coordinate such entry with Tenant and shall use reasonable efforts to provide Tenant, as early as is reasonably practicable, with a range of estimated dates (which range shall be given by notice to Tenant approximately fifteen (15) to twenty-one (21) days prior to the estimated date of availability) for the targeted availability of the Premises (on a “space ready” and floor by floor basis) so that Tenant may order furniture, fixtures and equipment in a timely fashion.
8.3.3 Tenant’s Work. Tenant’s Work shall be installed in a manner that conforms with the Premises Contractor’s and/or subcontractor’s schedule for completion of the Tenant Improvements. Tenant’s Work shall be handled in such a manner as to maintain harmonious labor relations and as not to interfere with or delay construction of the TI Work or other Landlord work for other tenants in the Building. No portion of the TI Work shall be dependent upon completion of any Tenant’s Work and the TI Work shall have priority over any Tenant’s Work; provided Landlord shall cause the Premises Contractor to use commercially reasonable efforts (which shall not include increased costs or liability to Landlord) to cooperate with Tenant so as to allow completion of Tenant’s Work in a timely and efficient manner without unreasonable delay or additional material cost. The contractors, subcontractors and materialmen performing Tenant’s Work shall be subject to prior reasonable approval by Landlord and shall be subject to the reasonable administrative supervision of Landlord and reasonable and customary non-discriminatory rules of the site. In no event will a decision not to use non-union contractors if the Building or Building is a union site be discriminatory. Contractors, subcontractors and materialmen performing Tenant’s Work shall take all necessary steps to insure, so far as may be possible, the progress of the work without interruption on account of strikes, work stoppage or similar causes for delay. In the event that the contractors or subcontractors performing Tenant’s Work do not promptly cause any pickets to be withdrawn and all other disruptions to the operations of the Building promptly to cease, or in the event that Landlord notifies Tenant that Landlord has in good faith concluded that picketing or other disruptive activities are an imminent threat, Tenant shall immediately cause the withdrawal from the job of all its contractors, subcontractors or materialmen involved in the dispute. Any delay caused to the Premises Contractor attributable to Tenant’s Work shall constitute Tenant Delay (as defined in Section 2.2 of the Lease), and in addition to the obligations set forth elsewhere herein, Tenant shall be obligated to pay all cost and expense incurred by Landlord in connection therewith, including lost rental income. No portion of Tenant’s Work shall be taken into account in determining whether or not the Premises are Substantially Complete.
8.4 Reasonable Cooperation of the Parties. Landlord and Tenant shall each proceed with due diligence and in good faith to complete such matters as require action or approval on the part of Landlord and Tenant during the course of construction anticipated under this Workletter; and Landlord and Tenant agree to promptly and diligently respond to all questions and concerns raised by architects, engineers and other consultants. Tenant and Landlord shall each endeavor to respond to submissions from Tenant Architect promptly, but in no event later than as required by Paragraph 5 of this Workletter, on an on-going basis in order that revisions required by Tenant, Landlord or applicable governmental agencies, can be promptly completed. From the date of the Lease until Substantial Completion, Landlord shall use good faith efforts to keep Tenant apprised of the progress of the Base Building Improvements and Tenant Improvements construction and alert Tenant to possible changes required, delays anticipated, costs being incurred and all related matters. If either party disapproves, objects to or requires a change to any matter in any of the documents for which that party’s approval is required, which matter in any such document: (a) was earlier approved by that party, or (b) is consistent with the earlier approved Building Plans or Working Drawings, then any delays resulting from such disapproval or objection may constitute a Landlord delay or Tenant Delay, as the case may be.

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9. Premises Construction: Tenant Modifications.
9.1 Discretionary Changes. If Tenant desires to change or revise the Tenant Improvements specified by the approved Working Drawings, then Tenant shall submit such change in writing for Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed and such request shall be accompanied by plans, specifications and details as may be required to fully identify and quantify such changes. Landlord shall not be required to approve any modifications if, in Landlord’s judgment such modification would have an adverse impact on the Base Building Improvements, including the structural, mechanical, electrical, life safety or HVAC systems in the Building. Landlord shall notify Tenant in writing (an “Approval Notice”) whether it will approve the requested change within five (5) Business Days after the date Landlord receives Tenant’s request; provided, however, that Landlord’s response time will be extended by any need to obtain information or estimates from the Premises Contractor or any subcontractor as to time or cost for the proposed changes. If the change is requested less than five (5) Business Days before that portion of TI Work is scheduled to begin, Landlord shall make a reasonable effort to expedite its response but in no event shall Landlord be liable for failure to expedite its response. If Landlord approves such changes, then Tenant will provide Landlord with revised Working Drawings incorporating the changes within three (3) Business Days. If Tenant‘s request will increase the cost of construction or will cause a delay in completing the construction, Landlord’s Approval Notice shall include Landlord’s good faith estimate of the amount of delay it will cause and/or the increased costs associated with the change, included Landlord’s lost rent attributable to such delay. Upon receipt of an Approval Notice, if Tenant still wishes the change to be made, Tenant shall so notify Landlord in writing within five (5) Business Days thereafter and if the reasonably estimated cost of such change exceeds Fifty Thousand Dollars ($50,000), shall deposit with Landlord any sum necessary to pay for such change whereupon Landlord shall execute a change order directing the Premises Contractor to make the approved changes. If the reasonably estimated cost of a change is less than or equal to Fifty Thousand Dollars ($50,000), the cost of such change shall be deposited with Landlord promptly after Tenant‘s receipt of its monthly statement of progress payments. If Tenant does not respond and increase the Construction Payment within five (5) Business Days then Tenant shall be deemed to have withdrawn its request. Landlord shall be entitled to its administrative fee for overseeing the change order. If, incident to a requested change to the Working Drawings or TI Work, Landlord stops work pending resolution of whether Tenant finally approves or disapproves the additional costs or delay of a proposed change, then whether or not Tenant ultimately approves or disapproves the proposed change and its additional cost and delays, any delay resulting from work stoppage will constitute a Tenant Delay. Tenant shall be responsible for any costs incurred by Landlord, Consultants or the Premises Contractor to prepare a proposed change order, even if Tenant subsequently rejects the change order. Tenant shall be responsible for all costs of any kind resulting from delay in the completion of the Premises or the Base Building Improvements due to modification of the Working Drawings even if the costs are not included in Landlord‘s good faith estimate as set forth in the Approval Notice. The actual cost of any approved changes shall be paid by Tenant to Landlord, unless the Tenant Improvement Allowance is sufficient to pay the cost of such change.
9.2 Mandatory Changes. Tenant shall modify the Working Drawings to include any changes required by any applicable government authority during the permitting and construction process, and such changes shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. During the course of construction, Landlord shall be authorized to make any changes to the Tenant Improvements if required by governmental authority and Tenant shall pay the cost thereof, to the extent an estimate of such cost was provided to Tenant for its review prior to its being incurred. Except to the extent of ongoing minor "field changes" by the Premises Contractor at the time of construction, any material discretionary change to Tenant Improvements shall be authorized in writing by Tenant and Landlord, on one or more forms to be prepared by the Premises Contractor and approved by Landlord and Tenant. All such proposed changes shall be presented to Tenant as soon as they become known. As soon as reasonably possible after minor “field changes” occur, Landlord shall issue written notice to Tenant of such changes made under this Paragraph 9.2 with respect to the Tenant Improvements. Tenant shall approve or reject such proposed changes promptly and Tenant acknowledges that its approval may require decisions to be made immediately during the course of construction. Tenant shall be deemed to have approved the proposed changes unless Tenant disapproves such changes in writing within twenty four (24) hours after presentation to Tenant when Landlord so requests. If Tenant does not respond promptly then Landlord may direct the Premises Contractor to delay that portion of construction and any delay shall be a Tenant Delay. Any costs of such-changes including Landlord’s costs (i.e., administration fee and lost rent) associated with Tenant Delay shall be included in the Costs of the TI Work.
10. Substantial Completion; Audit of Contractor.
10.1 Substantial Completion. Landlord will notify Tenant when the Tenant Improvements are Substantially Complete. Following Substantial Completion, representatives of Landlord and Tenant, together with the Tenant Architect as appropriate, shall conduct an on-site inspection of the Tenant Improvements (“Punch List Inspection”), and acting reasonably and in good faith shall prepare a list of “punch-list items” which shall consist of the items that have not been, but should have been, finished or furnished prior to such date or which do not conform to the Working Drawings. Landlord shall give Tenant five (5) days’ prior written notice before such inspection occurs. A “punchlist” of all the deficiencies in the TI Work shall be prepared and Landlord and Tenant shall use reasonable efforts to prepare the punchlist within 30 days following notice of Substantial Completion.

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The Punch List Inspection may occur in one meeting or separate meetings upon completion of the Tenant Improvements on each floor. No punch-list item shall exceed the scope, quality or quantity of Tenant Improvements as set forth in the Working Drawings. Landlord shall complete and furnish all punch-list items as soon thereafter as is reasonably practicable with the exercise of reasonable diligence. The cost thereof shall be included in the cost of the Tenant Improvements. If Tenant does not so provide Landlord with a punchlist prior to occupying the Premises, Tenant shall be deemed to have accepted the Premises and the Tenant Improvements in their then present condition, except for latent defects not reasonably discoverable upon an inspection of the Premises (which latent defects are subject to the warranties described in Paragraph 16 below). The existence of minor punchlist items shall not postpone the Commencement Date of the Lease or result in a delay or abatement of Tenant’s obligation to pay rent or give rise to a damage claim against Landlord. Landlord agrees to complete all punchlist items which are Landlord’s or the Contractor’s responsibility within forty five (45) days after receiving the final punchlist (or longer if reasonably necessary so long as Landlord and Contractor are pursuing completion diligently and continuously through completion.) Landlord’s and Tenant’s obligations to achieve Substantial Completion by any particular date and the parties obligations generally shall be subject to any acts of God, acts of civil emergency or military authorities, fires, floods, unusual and unanticipated adverse weather conditions, earthquakes, strikes or labor disturbances not caused by the party benefited by the delay, civil commotion, or war (“Force Majeure”).
10.2 As-Built Plans. Landlord shall cause the Premises Contractor to work with the Tenant Architect to deliver to Landlord and/or Landlord’s representative and Tenant and/or Tenant’s representative a complete set of CAD plans and specifications reflecting the actual conditions of the Tenant Improvements as constructed in the Premises (“As-Built Drawings”) no later than sixty (60) days after the Substantial Completion of the TI Work. In the event these drawings are not received by such date, Landlord may, at its election, cause said drawings to be obtained and Tenant shall pay to Landlord, as additional rent, the cost of producing these drawings.
10.3 Audit of Premises Contractor. The Premises Contract shall provide that Landlord and Tenant shall have a right, within a reasonable period of time following Substantial Completion of the Premises, to conduct an audit of the books and records of the Premises Contractor to confirm the costs actually incurred with respect to the construction of the Tenant Improvements, the allocation of costs between the Base Building Improvements and the Tenant Improvements and similar matters under the Premises Contract. The results of the audit shall be made available to both Landlord and Tenant. If Tenant requests an audit of the books and records of the Premises Contractor, then Tenant shall be responsible for the costs of such audit and any dispute resolution proceeding relating thereto (subject to the terms of the separate written agreement between the Premises Contractor and Landlord), and Landlord shall promptly conduct the audit called for under this Section. Payment by Tenant for any such audit shall be subject to reimbursement from the Premises Contractor as may be provided in the Premises Contract. Tenant shall be responsible for and entitled to any adjustments to the cost of the Tenant Improvements that may be made be reason of such audit.
11. Tenant Improvement Allowance. Landlord shall provide the Tenant Improvement Allowance toward the payment for the design and construction of the Tenant Improvements. The parties agree that the Tenant Improvement Allowance is intended to add permanent value to the Premises and Building and assist Tenant in reducing its out of pocket construction costs for the Tenant Improvements on leasehold improvements. Any portion of the Tenant Improvement Allowance which exceeds the Costs of the TI Work or is otherwise remaining after the Commencement Date of the Lease (“Unused Allowance”) shall accrue to the sole benefit of the Tenant, it being agreed that, so long as Tenant is not in default under the Lease, upon completion of the Tenant Improvements and payment of all costs related thereto, Landlord shall apply the Unused Allowance, if any, against the second and subsequent installments of Monthly Installments of Rent and additional rent due under the Lease. If Tenant is in default under the Lease at the time of such application of the Unused Allowance, then no such credit will be given and the Unused Allowance that would have been credited against Rent is forfeited.
12. Tenant Payments. Landlord shall make progress payments for the Costs of the TI Work from the Tenant Improvement Allowance from time to time as the Tenant Improvements are constructed until the Tenant Improvement Allowance is exhausted. Thereafter, Tenant shall pay to Landlord any additional required amount (the “Construction Payment”) to pay the stipulated sum or any change order costs due under the Premises Contract after application of the Tenant Improvement Allowance. Such payment shall be made within ten (10) Business Days after Landlord’s submittal to Tenant of a request for payment specifying the amount due. Statements or invoices shall be rendered by Landlord to Tenant during the progress of the TI Work so as to enable Tenant to monitor the progress of the TI Work (including any change in the time required to Substantially Complete the TI Work or any change in the stipulated sum due under the Premises Contract) and the payment of the Costs of the TI Work from the Tenant Improvement Allowance during the course of construction of the Tenant Improvements.

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12.1 Manner of Payment. During the construction of the Tenant Improvements, Landlord shall make the payments required under the Premises Contract directly to the Premises Contractor or other applicable payee as and when due under the Premises Contract. Landlord shall provide to Tenant a photocopy of all invoices received from the Premises Contractor within ten (10) days’ of Landlord’s receipt thereof. All variances in the costs of Tenant Improvements against a budget for such costs approved by Tenant shall be explained in writing to Tenant. Any cost increases shall be approved by Tenant (which approval shall not be unreasonably withheld, conditioned or delayed) in accordance with Section 9.1 above before Tenant shall be obligated to pay it. Any of the foregoing approvals and delivery of information must be delivered in writing to Tenant.
12.2 Request for Payment Documents. Landlord shall provide legible copies of applicable statements and conditional lien releases by subcontractors, suppliers and materialmen entitled to liens on the Tenant Improvements for work being paid for to that date, and such other documents are as set forth below in Paragraph 12.3 or as may be mutually agreed by the parties. Landlord shall also provide Tenant with copies of invoices, bills and similar documentation that support Landlord’s request for payment from Tenant.
12.3 Mandatory Payment Documents. Prior to requesting any amount from Tenant to pay Premises Contractor , the following documents must be presented by Landlord in a form reasonably acceptable to Tenant: (i) AIA Document G702 with AIA Document G703 Continuation Sheet or similar form approved by Landlord and signed by both the Tenant Architect and the Premises Contractor for the Tenant Improvements, as the case may be; (ii) summary sheet summarizing the entire anticipated Costs of the TI Work (stipulated sum under the Premises Contract plus approved change orders) and the amount paid thus far; and (iii) monthly billing statement from the Premises Contractor with an attached schedule of values and the Premises Contractor’s worksheets and reasonable backup documentation sufficient to support the claim. The Landlord agrees to include in the Premises Contract a provision that if the Premises Contractor has a claim for extension of time or more money under the Premises Contract, notice of such claim shall be given contemporaneously to Tenant. If the Premises Contractor makes such a claim, then it shall provide notice of such claim to Tenant and provide the supporting documentation for such claim in reasonable detail.
12.4 Determination of Final, Actual Costs of Tenant Improvements. Not later than one hundred twenty (120) days after Substantial Completion, Landlord shall submit to Tenant an itemized, detailed statement of actually incurred Costs of the TI Work with reasonable supporting documentation consistent with an “open book” approach being taken under this Workletter. If there are disputes pending at this time, any costs attributable to items Landlord disputes must be submitted to Tenant within ten (10) days following resolution of such dispute.
13. Designation of Construction Representatives. Tenant hereby designates Bill Howard as its representative in connection with the design and construction of the Tenant Improvements and Landlord shall be entitled to rely upon the decisions and agreements made by such representative as binding upon Tenant. Landlord hereby appoints Alex Bennett to act on its behalf and represent its interests with respect to all matters requiring Landlord action in this Workletter and Tenant shall be entitled to rely upon the decisions and agreements made by any of such representatives as binding upon Landlord. Each party hereby expressly recognizes and agrees that no other person claiming to act on behalf of the other party is authorized to do so. The parties may change the identity of their representatives by notice in writing to each other. All inquiries, requests, instructions, authorizations, and other communications under this Workletter may be made by the parties to the other party’s representative, and any approvals to be given by a party under this Workletter may be given by that party’s representative. Landlord and Tenant shall each be entitled to rely upon the decisions and agreements made by the other party’s representative with respect to matters covered by this Workletter as binding upon it but neither party‘s representative shall have any authority to amend or modify the terms of the Lease (including this Workletter) or to act with respect to any matters except those expressly covered by this Workletter. No consent, authorization or other action shall bind Landlord or Tenant unless in writing and signed by one of the aforementioned persons. If Landlord or Tenant complies with any request or direction presented to it by anyone else claiming to act on behalf of the other party, such compliance shall be at Landlord’s or Tenant’s sole risk and responsibility and shall not in any way alter or diminish the obligations and requirements created and imposed by this Workletter and the other party shall have the right to enforce compliance with this Workletter without suffering any waiver, dilution or mitigation of any of its rights hereunder. Landlord shall have the right to observe the construction of the Tenant’s Work. Tenant shall, subject to the site rules and regulations and any insurance requirements of Landlord, have the right to observe the construction of the TI Work when accompanied by a representative of Landlord. Tenant and Landlord shall participate in weekly construction meetings with the Premises Contractor and active subcontractors, and both parties shall have the right to attend any additional construction meetings scheduled to address any particular concerns during the construction process. Each party shall cause its architects, engineers and contractors to cooperate fully and promptly with each other as and when deemed necessary by such party in its good faith determination in the course of construction of the Tenant Improvements and Tenant’s Work. If completion of the Tenant’s Work interferes with the construction of the TI Work and Tenant fails to comply with Landlord’s requests for cooperation then Landlord may require Tenant to cease work in the Premises.

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14. Intentionally Omitted.
15. Changes to Building Plans or Working Drawings. Landlord and Tenant shall each be entitled to rely on the Building Plans and the Working Drawings for work to be done by Landlord or Tenant. If (a) Tenant notifies Landlord of any construction discrepancies following its inspection pursuant to Paragraph 6 above, or (b) Landlord is required to modify the Building Plans due to changes in the Working Drawings initiated by Tenant, for value-engineering purposes or for discretionary reasons after Tenant’s approval of the Building Plans, or (c) Tenant is required to modify the Working Drawings due to changes in the Building plans initiated by Landlord, for value-engineering purposes or for discretionary reasons, then Landlord or Tenant, as the case may be, shall reimburse the other for the actual, out-of-pocket cost of revising the Working Drawings or Building plans to accommodate such existing conditions or changes in the Working Drawings or Building plans. In addition, if Landlord changes the Building plans after Tenant submits the Working Drawings to Landlord for approval and Tenant is required to change the Working Drawings to comply with Landlord’s changes to the Building Plans, then the dates by which actions are to be taken may be extended for such reasonable period of time (not to exceed ten (10) Business Days) as is necessary for Tenant to modify the Working Drawings to conform to the changes to the Building plans; provided, however, that the dates shall not be extended unless Tenant notifies Landlord, within two (2) Business Days after Tenant receives notice of the changes, of the number of days Tenant will need to make such revisions. Notwithstanding the foregoing, if any delay is made up in any later period, then subsequent deadlines shall not be extended. If any deadline would end on a Saturday, Sunday or holiday, the deadline shall be extended to the next Business Day.
16. Warranties. Landlord shall obtain from the Premises Contractor, and all other contractors and suppliers providing design services, material, labor or equipment in the construction of the Tenant Improvements such warranties as Landlord deems to be commercially necessary or desirable for their respective materials, labor or equipment. With respect to the Tenant Improvements as described in Schedule B-2 attached hereto, Landlord shall use good faith, commercially reasonable efforts to obtain a twelve (12) month warranty from its contractors and suppliers. All such warranties shall be in writing, shall run to Landlord and Tenant to the extent of Tenant’s interest, and shall be assignable by Landlord in the event of any sale of the Building. If there exists any defect in the Base Building Improvements or Tenant Improvements that is covered by an express or implied warranty obtained by Landlord, then Landlord shall seek to enforce such warranties in accordance with their terms for the benefit of the Landlord and the Tenant, as their interests may appear. To the extent permitted by law and by the warranty to be assigned, Landlord hereby assigns all warranties with respect to workmanship and materials supplied in connection with the Tenant Improvements to Tenant (in common with Landlord) and Tenant may enforce any warranties on the Tenant Improvements if Landlord fails to do so after notice from Tenant.
17. Insurance. Landlord shall require that the Premises Contractor (and, to the extent required in the Premises Contract, its subcontractors) maintain commercial general liability insurance in an amount of not less than Two Million Dollars ($2,000,000.00) on a combined single limit basis and all worker’s compensation insurance required by law and within five (5) business days following Tenant’s request, shall provide evidence of such insurance to Tenant. Tenant shall maintain the insurance required of Tenant pursuant to the terms of the Lease and shall provide certificates of insurance evidencing the same prior to entering the Premises.
18. Notices. Notwithstanding anything in the Lease to the contrary, and for this Agreement only, wherever in this Workletter a notice is required to be given, such notice shall be in writing and shall be personally delivered or mailed by registered or certified mail, or by a nationally recognized overnight courier service (e.g., Federal Express), or by confirmed e-mail, to the address of Landlord and Tenant set forth below. Any notices mailed to such party bearing the proper address and adequate postage for delivery shall be deemed effective upon (i) receipt, (ii) deposit in the U.S. mail, or (iii) acceptance or refusal of delivery by courier or confirmed email, as the case may be.

If to Landlord:	If to Tenant:

Alex Bennett	Cray Inc.
Kennedy Wilson Properties NW	Bill Howard
901 5th Avenue, Suite 2700	1050 Lowater Rd.
Seattle, WA 98164	Chippewa Falls, WI 54729

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19. Binding Effect. Except as otherwise stated herein, this Workletter shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
20. Entire Agreement. This Workletter, together with the schedules to the Workletter, the Lease and the other exhibits to the Lease, constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended or waived only in writing signed by both parties. To the extent any of the terms or conditions of this Workletter conflict with any of the terms or conditions of the Lease, this Workletter shall control.
21. Relationship of Parties. Landlord is an independent contractor with respect to Tenant. Landlord shall have no authority to bind Tenant except as expressly provided in this Workletter. Landlord and Tenant shall not be construed as joint venturers or general partners, and neither shall have the power to bind or obligate the other party except as set forth in this Workletter. Nothing herein shall be construed as reserving to Tenant the right to control Landlord’s business.
22. Attorneys’ Fees. If either party brings any suit or other proceeding with respect to the subject matter or enforcement of this Improvements Agreement, the prevailing party (as determined by the court, arbitrator, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys’ fees and expenses as actually incurred (including without limitation, reasonable attorneys’ fees and expenses incurred in appellate proceedings, or in any action or participation in, or in connection with any case or proceeding under the Bankruptcy Code).
23. Neutral Authorship. In connection with the execution and delivery hereof, each party has been represented by counsel. Each of the provisions of this Workletter has been reviewed and negotiated, and represents the combined work product of both parties. No presumption or other rules of construction which would interpret the provisions of this Workletter in favor of or against the party preparing the same shall be applicable in connection with the construction or interpretation of any of the provisions of this Workletter.
24. No Waiver or Prejudice. Except as herein expressly provided, no waiver by a party of any breach of this Workletter shall be deemed to be a waiver of any other breach by such party. No failure or delay by a party to exercise any right it may have by reason of the default of the other shall operate as a waiver of such default or result in the modification of this Workletter.
25. Assignment. During any period of construction of Tenant Improvements hereunder, including the completion of punch-list items and obtaining issuance of a final certificate of occupancy, the obligations of Landlord and Tenant hereunder may not be assigned, except in connection with a permitted assignment by Landlord or Tenant of the Lease, or unless the consent of the other party is obtained, which consent shall not be unreasonably withheld, conditioned or delayed. The parties’ respective rights and obligations hereunder shall be assigned in connection with any permitted assignment by such party of the Lease. In the event of such assignment, the assignor shall remain liable for its obligations under this Workletter subject to release in the same manner as that party may be released under the Lease.
26. Schedules. The Schedules hereto are made a part of and incorporated into this Workletter and are as follows:

B-1	Definition of Base Building Improvements
B-2	Floor Plans and Scope of Work Outline for Tenant Improvements
B-3	Items in the Tenant Improvements to be Removed upon Termination of the Lease
B-4	Description of Special Tenant Improvements
B-5	Projected Schedule for Completion of TI Work
B-6	Itemized Description of Working Drawings
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SCHEDULE B-1
DEFINITION OF BASE BUILDING IMPROVEMENTS
SECTION 1 — BASE BUILDING (ORIGINAL)

Drawing		Revision	Revision
Number	Title	Number	Date	Description
ARCHITECTURAL DRAWINGS — JOHN GRAHAM
A1	Site Plan and Title	82	10/10/73	Rev. per Ref # 86 (revised 10-21-73)
A2	Basement Floor Plan	20	03/03/72	Rev. per R.P. # 19
A3	Lower Level Floor Plan	42	09/15/72	Rev per Ref # 43
A4	Upper Level Floor Plan	33	07/14/72	Rev. per R.P. # 32
A5	First Floor Plan	82	10/10/73	Rev. per Ref # 86
A6	Mezzanine Floor Plan	34	07/14/72	Rev. per R.P. # 34
A7	Upper Part of Mezzanine Floor	57	02/05/72	Rev. per Ref # 59
A8	4th Floor Plan	73	04/27/73	Rev. per C.O.P. # 75
A9	5th Floor Plan	82	10/10/73	Rev. per Ref # 86 (revised 10-29-73)
A10	6th — 12th & 14th Floor Plan	51	12/11/72	Rev. per R.P. # 53
A11	15th — 24th Floor Plan	None	None	Issued 4-30-71
A12	25th — 26th Floor Plan	None	None	Issued 4-30-71
A13	27th — 37th Floor Plans	None	None	Issued 4-30-71
A14	38th — 42nd Floor Plans	None	None	Issued 4-30-71
A15	43rd Floor, Roof Plan and Sections	None	None	Issued 4-30-71
A16	Exterior Elevations	None	None	Issued 4-30-71
A17	Exterior Elevations	8	10/04/71	Rev. per R.P. # 6
A18	1/6” scale Building Sections	None	None	Issued 4-30-71
A19	Building Elevations & Sections	None	None	Issued 4-30-71
A20	Exterior Wall Sections	None	None	Issued 4-30-71
A21	Exterior Wall Sections	None	None	Issued 4-30-71
A22	Exterior Wall Sections	None	None	Issued 4-30-71
A23	Schedules and Details	29	05/24/72	Rev. per R.P. # 28
A24	Basement, L.L. & 1st Floor Core Plans	22	07/26/73	Rev per COP # 22 (Tenant work)
A25	Mezzanine, 4th & 5th Floor Core Plans	84	10/24/73	Rev per COP # 88
A26	6th — 12th & 14th — 23rd Floor Core Plans	57	02/05/73	Rev. per Ref # 59
A27	24th — 26th Floor Core Plans	56	01/30/73	Rev. per Ref # 58
A28	27th — 43rd Floor Core Plans	17	01/06/72	Rev. per R.P. # 15
A29	Typical Reflected Ceiling Plans	12	10/25/71	Rev. per R.P. # 10
A30	Section Thru Stairs # 1 & # 2	12	10/25/71	Rev. per R.P. # 10
A31	Stair Sections	69	04/20/73	Rev. per R.P. # 71
A32	Stair Details	54	01/18/73	Rev. per R.P. # 56
A33	Fire proofing Details	12	10/25/71	Rev. per R.P. # 10
A34	Entrance Details	67	04/05/73	Rev. per Ref. # 69
A35	Precast conc. Columns details	51	12/11/72	Rev. per R.P. # 53
A36	Window Details	51	12/11/72	Rev. per R.P. # 53
A37	Alternate Column Details	None	None	Issued 4-30-71
A38	Miscellaneous Details	61	02/16/73	Rev. per Ref. # 63

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Drawing		Revision	Revision
Number	Title	Number	Date	Description
STRUCTURAL DRAWINGS — JOHN GRAHAM
S1	General Notes and Standard Details	12	10/25/71	Revised as per R.P. # 10
S2	Standard Details	40	09/07/72	Revised as per Ref # 40
S3	Basement Floor and Foundation	15	12/20/71	Revised as per R.P. # 13
S4	Lower Level Framing Plan	42	09/15/72	Revised as per Ref # 43
S5	Upper Part of Lower Level Plan	33	07/14/72	Revised as per R.P. # 32
S6	1st Floor Framing Plan	29	05/24/72	Revised as per R.P. # 28
S7	Mezzanine Floor Framing Plan	13	10/26/71	Revised as per R.P. # 11
S8	Upper Part of Mezzanine Floor Framing Plan	33	07/14/72	Revised as per R.P. # 32
S9	4th Floor Framing Plan	0	02/05/73	Revised to omit Rev # 41
S10	5th Floor Framing Plan	40	09/07/72	Revised as per Ref # 40
S11	6th — 24th Floor Framing Plan	17	01/06/72	Revised as per R.P. # 15
S12	25th — 27th Floor Framing Plan	0	05/14/71	Not revised
S13	28th — 38th Floor Framing Plan	44	10/13/72	Revised as per R.P. # 45
S14	39th — 43rd Floor Framing Plan	59	02/05/73	Revised as per Ref. # _____
S15	Steel Column Schedule and Details	13	10/26/71	Revised as per R.P. # 11
S16	Partial Exterior Tower Framing Elev’s Bsmt. 27th floor	25	05/03/72	Revised as per R.P. # 24
S17	Partial Exterior Tower Framing Elev’s Bsmt. 27th floor	13	10/26/71	Revised as per R.P. # 11
S18	Partial Exterior Tower Framing Elev’s 27th to Roof	5	07/08/71	Revised as per R.P. # 2
S19	Partial Exterior Tower Framing Elev’s 27th to Roof	5	07/08/71	Revised as per R.P. # 2
S20	Girder Details	6	09/20/71	Revised as per R.P. # 4
S21	Girder Details	10	10/07/71	Revised as per R.P. # 8
S22	Schedules and Details	12	10/25/71	Revised as per R.P. # 10
S23	Sections and Details	12	10/25/71	Revised as per R.P. # 10
S24	Sections and Details	5	07/08/71	Revised as per R.P. # 2
S25	Sections and Details	13	10/26/71	Revised as per R.P. # 11

Drawing		Revision	Revision
Number	Title	Number	Date	Description
ELECTRICAL DRAWINGS — JOHN GRAHAM
E1	Basement Floor Plan Lighting & Power	None	None	Not revised issued 4-30-71
E2	LL Floor Plan — Lighting & Power	None	None	Not revised issued 4-30-71
E3	Upper Part of LL Plan — Lighting & Power	None	None	Not revised issued 4-30-71
E4	1st Floor Plan — Lighting & Power	82	10/10/73	Revised per Ref # 86 (Revised 10-29-73)
E5	Mezzanine Floor Plan — Lighting & Power	None	None	Not revised issued 4-30-71
E6	Upper Part of Mezzanine Fl. — Lighting & Power	None	None	Not revised issued 4-30-71
E7	4th Floor Plan — Lighting & Power	None	None	Not revised issued 4-30-71
E8	5th Floor Plan — Lighting & Power	None	None	Not revised issued 4-30-71
E9	Typical Lighting Power	None	None	Not revised issued 4-30-71
E10	Typical Lighting Systems Plans — Power	None	None	Not revised issued 4-30-71
E11	Cellular & Underfloor Duct System — Details	25	05/08/72	Revised per RP # 24
E12	25th Fl., 26th Fl., Roof Plan & Elev Mach. RMS Lighting & Power	None	None	Not revised issued 4-30-71
E13	Core Plans — Lighting & Power	None	None	Not revised issued 4-30-71
E14	Stair Riser and Fire Alarm System	None	None	Not revised issued 4-30-71
E15	Telephone, Lighting & Power Riser Diagrams	None	None	Not revised issued 4-30-71
E16	Single Line Diagrams & Details	None	None	Not revised issued 4-30-71
E17	Panel & Fixture Schedules	63	02/27/73	Revised per COP # 65

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Drawing		Revision	Revision
Number	Title	Number	Date	Description
MECHANICAL DRAWINGS — JOHN GRAHAM
M1	Site plan, Notes & Drawing Schedule	33	07/14/72	Rev. per R.P. # 32
M2	Basement Floor Plan, Parking Level L&M	72	04/24/73	Rev per C.O. Ref # 74
M3	Lower level Floor Plan, Parking Level J&K	79	07/31/73	Rev per C.O. Ref # 82
M4	Upper Part of Lower Level Plan, Parking Level H&I	79	07/31/73	Rev per C.O. Ref # 82
M5	1st Floor Plan, Parking Level F&G	60	02/14/73	Rev per C.O. Ref # 62
M6	Mezzanine Floor Plan, Parking Level D&E	72	04/24/73	Rev per C.O. Ref # 74
M7	Upper Part of Mezz. Floor Plan, Parking level B&C	72	04/24/73	Rev per C.O. Ref # 74
M8	4th Floor Plan, Parking Level A	81	09/14/73	Rev per C.O. Ref # 85
M9	5th Floor Plan	81	09/14/73	Rev per C.O. Ref # 85
M10	6th — 8th Floor Plans	48	10/24/72	Rev per C.O. Ref # 49
M11	9ht — 24th, 27th — 37th & 38 -41st Floor Plans	79	07/31/73	Rev per C.O. Ref # 82
M12	24th Floor Plan (plumbing)	81	09/14/73	Rev per C.O. Ref # 85
M13	25th Floor Plan 26th Floor (mezzanine) MECH	81	09/14/73	Rev per C.O. Ref # 85
M14	27th, 28th — 37th Floor Plans (Plumbing)	60	02/14/73	Rev per C.O. Ref # 62
M15	38th, 39th — 41st Floor Plans (Plumbing) & 42nd Floor	72	04/24/73	Rev per C.O. Ref # 74
M16	43rd Floor Roof & 1/4” Core Plans 7th — 12th, 14 -23rd & 26th	81	09/14/73	Rev per C.O. Ref # 85
M17	1/4” Core Plans 24th, 27th — 37th, 38th — 41st Floor	81	09/14/73	Rev per C.O. Ref # 85
M18	Plumbing riser Diagram	72	04/24/73	Rev per C.O. Ref # 74
M19	W. Shaft Ventilation Riser Diagram & Shaft Plan	79	07/31/73	Rev per C.O. Ref # 82
M20	E. Shaft Ventilation Riser Diagram & Shaft Plan	81	09/14/73	Rev per C.O. Ref # 85
M21	Mech. Room Sections, 25th & 42nd Floor 1/4”	60	02/14/73	Rev per C.O. Ref # 62
M22	Chiller-Pump Room 1/4” Plans & Sections	81	09/14/73	Rev per C.O. Ref # 85
M23	Flow Diagram, H.V.A.C.	81	09/14/73	Rev per C.O. Ref # 85
M24	Standard Details & Legends	39	08/22/72	Rev per R.P. # 39
M25	Standard Details & Equipment Schedule	60	02/14/73	Rev per C.O. Ref # 62
M26	Pipe Schedules & Details.	2	06/10/71	Per Addendums No. 1,1a, 2 & 3

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SECTION 2 — WARM SHELL

Drawing		Revision		Revision
Number	Title	Number		Date	Description
MECHANICAL SPECIFICATIONS - HVAC - FLACK + KURTZ
15010	General Provisions			6-Apr-05
15020	Mechanical Scope of Work			6-Apr-05
15190	Systems Identification			6-Apr-05
15240	Vibration Isolation and Seismic Restriants			6-Apr-05
15241	Acoustics			6-Apr-05
15250	Insulation			6-Apr-05
15800	Ductwork			6-Apr-05
15930	Air Terminal Units			6-Apr-05
15985	Automatic Control Sequences			6-Apr-05
N/A	Heating and Cooling Loads			26-Jun-08

MECHANICAL DRAWINGS - HVAC - FLACK + KURTZ
M-101	6th Floor Plan, Typical for floors 6 through 24			28-Mar-05 13-Nov-07
M-104	Mechanical fourth floor plan			No Date

FIRE SPRINKLER SPECIFICATIONS - FLACK + KURTZ
15470	Part 1 — General Provisions			6-Apr-05
15470	Part 2 — Gauges			6-Apr-05
15470	Part 3 — Fire Protection Systems			6-Apr-05

FIRE SPRINKLER DRAWINGS - NORTHSTAR FIRE PROTECTION
FP-1	Fire Protection Details			15-Jul-05
FP-2	Fourth Floor Piping Plans			15-Jul-05
FP-4	Ninth Floor Piping Plans			15-Jul-05
FP-5	Tenth Floor Piping Plans			15-Jul-05

4TH FLOOR LOBBY AND BICYCLE SHOWER DRAWINGS - BURGESS DESIGN
A4.1	Project Information	10-Apr-06	6	09/10/07
A4.2	Project Notes	10-Apr-06	6	09/10/07
A4.3	Construction, Demolition and Electrical Plan	10-Apr-06	6	09/10/07
A4.4	Reflected Ceiling Plan	10-Apr-06	6	09/10/07
A4.5	Finish Plan	10-Apr-06	6	09/10/07
A4.6	Interior Elevations	10-Apr-06	6	09/10/07
A4.7	Interior Elevations	10-Apr-06	6	09/10/07
A4.8	Door/Relite Schedules, Details	10-Apr-06	6	09/10/07
A4.9	Details	10-Apr-06	6	09/10/07
A4.10	Details	10-Apr-06	6	09/10/07
A4.11	Details	10-Apr-06	6	09/10/07

ELECTRICAL SPECIFICATIONS - FLACK + KURTZ
	Note: See Shell and Core Electrical

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SECTION 3 — SHELL AND CORE UPGRADES

Drawing		Revision	Revision
Number	Title	Number	Date	Description
ELECTRICAL SPECIFICATIONS - SHELL AND CORE TOWER REVISIONS - FLACK + KURTZ
Specification Sections
16010	Electrical General Provisions		25-Feb-08
16110	Raceways and Boxes		25-Feb-08
16120	Wire and cable		25-Feb-08
16425	Switchboards		25-Feb-08
16440	Disconnect Switches and Individual Motor Controllers		25-Feb-08
16460	Dry Type Transformers		25-Feb-08
16465	Busway		25-Feb-08
16470	Panelboards		25-Feb-08
16680	Grounding Systems		25-Feb-08

ELECTRICAL DRAWINGS - BUS RISER AND PANEL UPGRADES - FLACK + KURTZ
E000	Electrical legend & abbreviations		25-Feb-08	Bid Set
E100	Lower level (flrs 6-24) reference plan		25-Feb-08	Bid Set
E101	25th floor reference plan		25-Feb-08	Bid Set
E200	Lower level (flrs 6-15) Elec. Rms. Layout — existing		25-Feb-08	Bid Set
E202	25th Floor Elec. Rm. Layout — existing		25-Feb-08	Bid Set
E300	Lower level (flrs 6-15) Elec. Rms. Layout — new		25-Feb-08	Bid Set
E302A	Lower level (flrs 6-24) new Elec. Rm. Layout — new		25-Feb-08	Bid Set
E303	25th Floor Elec. Rm. Layout — new		25-Feb-08	Bid Set
E304	25th Floor Elec. Rm. Layout — new		25-Feb-08	Bid Set
E500	Load Summary and Feeder Schedule		25-Feb-08	Bid Set
E501	Power riser — new — (Section 1 of 4)		25-Feb-08	Bid Set
E502	Power riser — new — (Section 2 of 4)		25-Feb-08	Bid Set
E602	Electrical onelines — new		25-Feb-08	Bid Set
E604	Power Riser Detail — New		25-Feb-08	Bid Set
E700	Electrical Details		25-Feb-08	Bid Set

SPECIFICATIONS - CONDENSER WATER LOOP - FLACK + KURTZ
15010	General Provisions		25-Feb-08
15060	Piping and Accessories		25-Feb-08
15100	Valves		25-Feb-08
15130	Meters, Gauges and Thermometers		25-Feb-08
15140	Supports, Hangers, Anchors and Sleeves		25-Feb-08
15170	Electric Motors		25-Feb-08
15171	Variable Frequency Drives		25-Feb-08
15190	Systems Identification		25-Feb-08
15240	Vibration Isolation and Seismic Restraints		25-Feb-08
15241	Acoustics		25-Feb-08
15715	Heat Exchangers		25-Feb-08
15900	Building Management System		25-Feb-08

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Drawing		Revision		Revision
Number	Title	Number		Date	Description
MECHANICAL DRAWINGS - CONDENSER WATER LOOP - FLACK + KURTZ
M-101	Mechanical legend & abbreviations	25-Feb-08	2	06/26/08	Permit Set
M-102	Mechanical Schedules and Details	25-Feb-08	2	06/26/08	Permit Set
M-103	Mechanical Structural Calculations	25-Feb-08	2	06/26/08	Permit Set
M-201	Mech. Enlarged Plan — Mech Room, Level 25	25-Feb-08	2	06/26/08	Permit Set
M-202	Enlarged Floor Plans Level 4, 5, 6, 7, 17, 23	25-Feb-08	2	06/26/08	Permit Set
M-301	Condenser Water Diagram	25-Feb-08	2	06/26/08	Permit Set

ELECTRICAL DRAWINGS - CONDENSER WATER LOOP - FLACK + KURTZ
E202	25th Floor Elec. Plan Condenser Riser Pumps	25-Feb-08
E602	Electric One-line and Partial Riser	25-Feb-08
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SCHEDULE B-2
DEFINITION OF TENANT IMPROVEMENTS
(see attached)

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August 4, 2008
SCOPE OF WORK OUTLINE FOR TENANT IMPROVEMENTS
901 5th Avenue
The following work letter describing the proposed tenant improvements for the above named project shall accompany the test fit plans dated July 30, 2008 attached herewith.
1.	SCOPE OF WORK

1.1	Elevator Lobby (4th, 9th and 10th Floors)
•	Security doors: Frameless clear tempered glass doors (single or double as shown on plan) with pivot hinge channels with stainless steel or satin aluminum finish. Tempered glass side lites. Card reader security access. Glazing film on door and relite.
•	Elevator doors: Prep and paint existing elevator doors and frames. Provide high gloss or textured finish.
•	Finishes:
•	Flooring: Wood or bamboo flooring.
•	Base: 4” MDF base.
•	Wall finish: Paint all wall surfaces.
•	Ceiling: GWB cloud with acoustical stretched fabric. Ceiling clouds to include linear slots for recessed light fixtures.
•	Lighting:
•	Up to (6) recessed low voltage downlights with MR-16 lamps in ceiling cloud.
•	Recessed LED linear fixture, (3) 8’-0” units in ceiling cloud slot.
•	Up to ten (10) recessed downlights with compact fluorescent lamps in south corridor.
•	HVAC: Building standard.
1.2	Reception Area (10th Floor)
•	Casework: Premium grade reception desk with apple-ply veneer surround, stone transaction counter (at 42” above floor) and built-in plastic laminate countertop with apple-ply edgeband. Two (2) maple drawer pedestals (BBF).
•	Lumicore panel with back lighting at signage and reception desk screen.
•	Finishes:
•	Flooring: Wood or bamboo flooring.
•	Carpet tile at waiting area and behind reception desk.
•	Base: 4” MDF base.
•	Wall finish: Paint all wall surfaces.
•	Ceiling: GWB cloud with acoustical stretched fabric above reception desk.
•	Lighting:
•	Twelve (12) recessed downlights with compact fluorescent lamps.
•	Three (3) recessed low voltage downlights with MR-16 lamps in ceiling cloud.
•	Three (3) low voltage pendant fixtures on track or mono-point above reception desk.
•	Recessed linear wall washer to illuminate east and west walls below ceiling cloud.
•	Three (3) recessed step lights at vertical face of reception desk.
•	Electrical:
•	Minimum of two (2) quad electrical wall receptacle (with shared separate circuit for computer use and standard power), and two (2) mud ring for data port at reception desk.
•	One (1) duplex electrical wall receptacle and one (1) mud ring at waiting area.
•	HVAC: Building standard.

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1.3	Large Conference Room (10th Floor Conference Center)
•	Double doors: Frameless clear tempered glass doors with pivot hinge channels with stainless steel or satin aluminum finish. Tempered glass side lites. Glazing film on all glass panels.
•	Casework: Built-in credenza with plastic laminate countertop and maple veneer hinged doors cabinets below.
•	Finishes
•	Flooring: Carpet tile.
•	Base: 4” rubber base.
•	Wall finish: Paint all wall surfaces.
•	Ceiling: Approx 8’-0” X 20’-0” GWB cloud with acoustical stretched fabric above Tenant’s conference table.
•	HVAC: Building standard system on separate zone.
•	Lighting:
•	Up to twelve (12) recessed downlights on dimmer switch.
•	16’-0” linear pendant fixture above Tenant’s conference table.
•	Electrical:
•	Two (2) flush floor receptacle with electrical and data ports below Tenant’s conference table.

•	Up to two (2) duplex electrical wall receptacles and mud ring for data ports.
•	Provide one (1) mud ring in ceiling plenum for WAP (wireless access point).
•	Miscellaneous:
•	4’-0” x 16’-0” whiteboard.
•	Backing in wall for tenant’s flat panel monitor.
1.4	Typical Conference/Meeting Rooms
•	Doors and relites:
•	Maple veneer solid core door with tempered glass vision panel and aluminum frame.
•	Double maple veneer doors where noted on plan.
•	Relite with clear tempered glass, glazing film and aluminum frame.
•	Aluminum storefront sliding doors where noted on 10th floor.
•	Glazing film on all glass panels.
•	Casework: Built-in credenza with plastic laminate countertop and maple veneer hinged doors cabinets below where noted on plan.
•	Finishes
•	Flooring: Carpet tile.
•	Base: 4” rubber base.
•	Wall finish: Paint all wall surfaces.
•	Ceiling: Building standard suspended ceiling system.
•	Lighting:
•	Up to twelve (12) recessed downlights on dimmer switch.
•	8’-0” linear pendant fixture above tenant’s conference table.
•	Electrical:
•	One (1) flush floor receptacle with electrical and data ports below Tenant’s conference table.
•	Up to two (2) duplex electrical wall receptacles and mud ring for data ports.
•	Provide one (1) mud ring in ceiling plenum for WAP (wireless access point).
•	HVAC: Building standard system on separate shared zone.
•	Miscellaneous: 4’-0” x 16’-0” whiteboard where noted.
1.5	Typical Private Offices
•	Doors and relites: Maple veneer solid core door and aluminum frame. Relite with clear tempered glass, glazing film and aluminum frame. Glazing film at all glass panels.
•	Finishes
•	Flooring: Carpet tile.
•	Base: 4” rubber base.
•	Wall finish: Paint all wall surfaces.

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•	Ceiling: Building standard suspended ceiling system.
•	Lighting: Building standard fluorescent fixtures.
•	Electrical: Minimum of three (3) duplex electrical wall receptacle (with shared separate circuit for computer use and standard power), and two (2) mud ring for data port with two (2) pull wires at each desk.
•	HVAC: Building standard.
1.6	Open Office Area
•	Casework: Plastic laminate counters with exposed apple-ply edgeband and metal support base at “stand-up” counters where shown on 9th floor plan.
•	Finishes
•	Flooring: Carpet tile.
•	Base: 4” rubber base.
•	Wall finish: Paint all wall surfaces.
•	Accent walls: Up to two (2) colors.
•	Ceiling: Building standard suspended ceiling system.
•	Lighting: Building standard fluorescent fixtures.
•	Electrical:
•	Tenant electrified workstations: Wall mounted or floor monument electrical feeds and telephone/data j-boxes for connection to Tenant’s workstation systems. Include hardwire connection to power and data distribution system in cubicle panels.
•	Each workstation pod shall be equipped with electrical for one (1) shared separate circuit for computer use maximum four (4) cubicles per circuit and one standard power.
•	HVAC: Building standard.
•	Workstation: Furnished and installed by Tenant’s vendor.
1.7	Typical Workrooms (Including Legal File Room on 10th Floor)
•	Casework: Premium grade built-in cabinets constructed of plastic laminate 30” deep countertops, back splash and edgeband. Base cabinets with plastic laminate drawers, and open box shelves below. Open upper cabinets with adjustable shelves. 4’-0” x 8’-0” plastic laminate veneer island counter with open base cabinet below where noted.
•	Finishes:
•	Flooring: VCT
•	Base: 4” rubber base.
•	Wall finish: Paint all wall surfaces.
•	Ceiling: Building standard suspended ceiling system.
•	Lighting:
•	Building standard fluorescent light fixtures.
•	Undercabinet lighting at all upper cabinets.
•	HVAC: Building standard.
•	Electrical:
•	Duplex electrical receptacle and mud ring for data cabling at 6’-0” o.c. above countertop where shown.
•	Copier/printers: Dedicated 20A electrical receptacle and mud ring.

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1.8	Coffee Room
•	Casework:
•	Premium grade built-in cabinets constructed of plastic laminate 24” deep countertops, back splash and edgeband.
•	Base cabinets with plastic laminate drawers, hinged doors and adjustable shelves. Upper cabinets with plastic laminate hinged doors and adjustable shelves.
•	Finishes:
•	Flooring: VCT.
•	Base: 4” rubber base.
•	Wall finish: Paint all wall surfaces.
•	Ceiling: Building standard suspended ceiling system.
•	Lighting:
•	Building standard fluorescent light fixtures.
•	Undercabinet lighting at all upper cabinets.
•	Electrical:
•	Minimum of three (3) duplex electrical wall receptacles above countertop for tenant’s kitchen appliances.
•	Provide GFI receptacles where required.
•	Designated electrical wall receptacles at vending machines.
•	One (1) mud ring with pull wire above countertop.
•	Plumbing:
•	Stainless steel deep sink, ADA approved swing spout faucet fittings with spray nozzle.
•	Cold water line for coffeemaker and icemaker in refrigerator.
•	Garbage disposal.
•	HVAC:
•	Building standard.
•	Exhaust fan with switch.
•	Appliances: ADA approved standard undercounter dishwasher and refrigerator with built-in icemaker, typical at all coffee rooms. Undercounter refrigerator on 10th floor only. microwave oven by tenant.
1.9	Lunchroom (9th Floor)
•	Casework:
•	Premium grade built-in cabinets constructed of plastic laminate 24” deep countertops, back splash and edgeband.
•	Base cabinets with plastic laminate drawers, hinged doors and adjustable shelves. Upper cabinets with plastic laminate hinged doors and adjustable shelves.
•	Base cabinets to accommodate waste and recycle bins.
•	Finishes:
•	Flooring: VCT.
•	Base: 4” rubber base.
•	Wall finish: Paint all wall surfaces.
•	Ceiling: Building standard suspended ceiling system.
•	Lighting:
•	Up to 16 recessed compact fluorescent downlights with glass trim ring.
•	Undercabinet lighting at all upper cabinets.
•	Electrical:
•	Minimum of five (5) duplex electrical wall receptacles above countertop for tenant’s kitchen appliances.
•	Provide GFI receptacles where required.
•	Designated electrical wall receptacles at Tenant’s vending machines.
•	Two (2) mud rings in ceiling plenum.
•	Electrical J-box and mud ring behind casework for future power and data.
•	Plumbing:
•	Stainless steel deep sink, ADA approved swing spout faucet fittings with spray nozzle.
•	Cold water line for coffeemaker and icemaker in refrigerator.
•	Garbage disposal.
•	HVAC:
•	Exhaust fan with switch.
•	Appliances: ADA approved standard undercounter dishwasher and refrigerator with built-in icemaker. microwave oven by tenant.

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1.10	Typical Storage Rooms
•	Maple veneer solid core door and aluminum frame. Double doors where noted on plan.
•	Finishes:
•	Flooring: VCT
•	Base: 4” rubber base.
•	Wall finish: Paint all wall surfaces.
•	Ceiling: Building standard suspended ceiling system.

•	Lighting: Building standard fluorescent light fixtures.

•	HVAC: Building standard.

•	Electrical: Minimum of one (1) duplex electrical wall receptacle and mud ring for data port.
1.11	Printer Alcoves
•	Finishes:
•	Flooring: Carpet tile.
•	Base: 4” rubber base.
•	Wall finish: Paint all wall surfaces.
•	Ceiling: Building standard suspended ceiling system.

•	Electrical: Two (2) duplex electrical wall receptacle and mud rings for data port.

•	Lighting: Linear wall mounted fixture.
1.12	Private Phone Rooms
•	Door: Barn-door style maple sliding door system with glass vision panel in door slab.

•	Casework: Plastic laminate veneer countertop.

•	Finishes
•	Flooring: Carpet tile.
•	Base: 4” rubber base.
•	Wall finish: Paint all wall surfaces.
•	Ceiling: Building standard suspended ceiling system.

•	Lighting: Linear wall mounted fixture.

•	Electrical: One (1) duplex electrical wall receptacles and mud ring for data ports.

•	HVAC: Building standard.
1.13	Wellness Room (4th Floor)
•	Door: Barn-door style maple sliding door system with glass vision panel in door slab with privacy lock.

•	Finishes
•	Flooring: Carpet tile.
•	Base: 4” rubber base.
•	Wall finish: Paint all wall surfaces.
•	Ceiling: Building standard suspended ceiling system.

•	Lighting: Recessed downlights on dimmable control switch.

•	Electrical: One (1) duplex electrical wall receptacles and mud ring for data ports.

•	HVAC: Building standard.
1.14	Coat Closet
•	Casework: Metal coat rod and melamine shelf.

•	Door: Maple veneer solid core bi-pass doors.

•	Finishes:
•	Flooring: Carpet tile.
•	Base: 4” rubber base.
•	Wall finish: Paint all wall surfaces.
•	Ceiling: Building standard suspended ceiling system.

•	Lighting: Building standard fluorescent fixtures.

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1.15	Hallway
•	Finishes:
•	Flooring: Carpet tile.

•	Base: 4” rubber base.

•	Wall finish: Paint all wall surfaces.
•	Ceiling: Building standard suspended ceiling system.

•	Electrical: Duplex electrical wall receptacles for vacuum cleaners and convenience outlets.
•	Lighting:
•	Recessed downlights with compact fluorescent lamps at 10’-0” o.c.

•	Recessed or surface mounted low voltage downlights with MR-16 lamps at display shelves.
•	HVAC: Building standard.
1.16	Server Room (4th Floor)
•	Door: Maple veneer solid core door and aluminum frame. Card reader access.

•	Finishes
•	Flooring: VCT

•	Base: 4” rubber base.

•	Wall finish: Paint all wall surfaces.
•	Ceiling: Building standard suspended ceiling system.

•	Lighting: Building standard fluorescent fixtures.

•	Electrical:
•	Tenant shall furnish one(1) 75 KVA, 208V 3ø UPS, to be hard wired when unit is installed during the construction phase.

•	EPO switch (separate from Lab).
•	HVAC: Dedicated 24/7 cooling unit with 11-12 ton capacity.

•	Miscellaneous: Server and switch rack equipment and all low voltage cabling by tenant.
1.17	IDF Room (9th and 10th Floors)
•	Door: Maple veneer solid core door and aluminum frame. Card reader access.

•	Finishes
•	Flooring: VCT.

•	Base: 4” rubber base.

•	Wall finish: Paint all wall surfaces.
•	Ceiling: Building standard suspended ceiling system.

•	Lighting: Building standard fluorescent fixtures.

•	Electrical:
•	Four (4) 20A 110V circuits in each IDF room for tenant furnished 6KVA UPS unit.

•	220v 20 amp circuit.
•	HVAC:
•	Assume 5-ton unit for the 10th floor IDF room.

•	No supplemental cooling in the 9th floor IDF room.
•	Miscellaneous: Switch equipment and all low voltage cabling by tenant.
1.18	Lab Area (4th Floor)
•	Door: Maple veneer solid core double door and aluminum frame. Card reader access.

•	Relites: Clear tempered glass clerestory with aluminum frame on east wall.

•	Finishes
•	Flooring: High-pressure laminate ESD flooring over access floor system.

•	Base: 4” rubber base.

•	Wall finish: Paint all wall surfaces.

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•	Ceiling:
•	Smooth surface panels in building standard suspended ceiling system.

•	100 to 150 square feet ceiling shall be modified with ceiling panels, cross-tees and main tee runners omitted to expose ceiling for Tenant’s testing purposes. Provide the max finished ceiling height in the lab and all raised floor areas. Extend wall above ceiling at raised floor area.
•	Lighting: Building standard fluorescent fixtures.

•	Electrical:
•	Provide adequate power to accommodate electrical load outlined in B-4 equipment list and equipment placement plan attached herewith. EPO switch (separate from Server Room).
•	HVAC: Dedicated 24/7 cooling unit with adequate capacity to sufficiently cool air-cooled systems outlined in B-4 equipment list and equipment placement plan attached herewith. . Underfloor air handling distribution air floor panels.

•	ALTERNATE: Provide cost to provide ceiling air handling distribution in lieu of under floor air handling distribution.

•	Plumbing: Chilled water loop for test systems. 50 ton load, 100 GPM at 45 degrees F.

•	Miscellaneous: 12” raised access floor and ramp system.
1.19	Machine Shop (4th Floor)
•	Door: Maple veneer solid core door with and aluminum frame.

•	Finishes
•	Flooring: VCT.

•	Base: 4” rubber base.

•	Wall finish: Paint all wall surfaces.
•	Ceiling: Building standard suspended ceiling system.

•	Lighting: Building standard fluorescent fixtures.

•	Electrical: One (1) 208V 1ø receptacle, one (1) 208V 3ø receptacle and (1) one 480V drop(s).

•	HVAC: Building standard.
1.20	Engineering Storage (4th Floor)
•	Door: Maple veneer solid core door and aluminum frame.

•	Finishes
•	Flooring: VCT.

•	Base: 4” rubber base.

•	Wall finish: Paint all wall surfaces.
•	Ceiling: Building standard suspended ceiling system.

•	Lighting: Building standard fluorescent fixtures.

•	Electrical: Four (4) duplex electrical wall receptacles and mud ring for data ports.

•	HVAC: Building standard.
1.21	Toilet/Shower Rooms
•	Casework: Plastic laminate vanity countertop with post formed edge and backsplash.

•	Door: Maple veneer solid core door with aluminum frame, door closer, pull and push plate.

•	Finishes
•	Flooring: Ceramic tile flooring and base.

•	Wall finish:
•	Ceramic tile wainscot up to 7’-0” above finished floor.

•	Paint all other wall surfaces.
•	Shower/wet area:
•	Flooring: Ceramic tile flooring and base.

•	Wall finish: Ceramic tile wainscot up to 7’-0” above finished floor.
•	Ceiling: Suspended ceiling system with damp rated ceiling panels.

•	Lighting:
•	Combination of recessed downlights and building standard fluorescent fixtures.

•	Wall mounted fixture above vanity counter.

•	Damp rated recessed downlights in shower/wet areas.

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•	Electrical: GFI electrical receptacles above vanity counters and in changing area.

•	HVAC:
•	Building standard on separate zone.

•	Exhaust fan in toilet room area

•	Exhaust fan in shower area
•	Plumbing:
•	ADA shower stall: ADA compliant one-piece shower stall with fold down seat, hand held shower head and grab bar.

•	Vanity sink: Match building standard.

•	Vanity faucet fittings: Deck mounted sensor activated faucet.

•	Toilet commode: Match building standard.

•	Urinal: Match building standard.

•	Flush valve: Sensor activated flush valve.

•	Floor drain: Flush stainless steel floor drain, round with strainer top.
•	Washroom accessories:
•	Stainless steel semi-recessed paper towel dispenser and waste receptacle

•	Stainless steel double roll toilet paper holder

•	Stainless steel sanitary napkin receptacle

•	Stainless steel toilet seat cover dispenser

•	Surface mounted ADA compliant grab bars

•	Powder coated enameled steel toilet partition with all accessories.

•	Stainless steel towel hooks outside each shower stall.
•	Glazing:
•	Full width mirror x 36” high above vanity counter.

•	One (1) 6’-0” high x 30” full length mirror in each toilet room.
•	Athletic lockers: Powder coated steel or plastic laminate veneer lockers.
•	Men’s lockers: Five (5) double tiered and two (2) single tier (full height) lockers

•	Women’s locker: Three (3) double tiered and one (1) single tier (full height) lockers
1.22	IT Build Room (4th Floor)
•	Door: Maple veneer solid core door and aluminum frame.

•	Finishes
•	Flooring: Static dissipative VCT.

•	Base: 4” rubber base.

•	Wall finish: Paint all wall surfaces.
•	Ceiling: Building standard suspended ceiling system.

•	Lighting: Building standard fluorescent fixtures.

•	Electrical: 110/220V surface mounted raceway system with electrical and data/com connectivity along all walls except south wall at door.

•	HVAC: Building standard.
1.23	Bicycle Storage (4th Floor)
•	Door: Oversized maple veneer solid core door and aluminum frame. Card reader access.

•	Finishes
•	Flooring: VCT.

•	Base: 4” rubber base.

•	Wall finish: Paint all wall surfaces.
•	Ceiling: Building standard suspended ceiling system.

•	Lighting: Building standard fluorescent fixtures.

•	Electrical: One 1) duplex electrical wall receptacles.

•	HVAC: Building standard.

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1.24	Shipping Area (4th Floor)
•	Door: Double maple veneer solid core door and aluminum frame. Card reader access.

•	Finishes
•	Flooring: VCT.

•	Base: 4” rubber base.

•	Wall finish: Paint all wall surfaces.
•	Ceiling: Building standard suspended ceiling system.

•	Lighting: Building standard fluorescent fixtures.

•	Electrical:
•	Two (2) duplex electrical wall receptacles.

•	One (1) mud ring with pull wire.
•	HVAC: Building standard.

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2.	GENERAL REQUIREMENTS
2.1	Tenant Improvement Guidelines
•	All work shall be new construction and comply with building standard tenant improvement guidelines unless otherwise stated.
2.2	Codes and Permits
•	All work shall comply with the International Building Code 2006 Seattle Amendments, Washington State Regulations WAC 51-30 for ADA Equivalency, Americans with Disabilities Act (ADA), Washington State Energy Code, and the latest NFPA.
2.3	Selective Demolition
•	Selective demolition shall include, but not be limited to, all existing partitions, floor covering, wallcovering, casework, plumbing, mechanical, electrical and lighting systems.
•	Remove all abandoned low voltage cabling in ceiling plenum, if applicable.
2.4	Doors and Frames
•	Wood doors: Solid core wood slab doors with clear finish maple veneer. Glass vision panels at all conference/meeting room doors.
•	Door and relite frames: Stock brushed anodized aluminum frame.
•	Frameless glass door and relite: 1/2” clear tempered glass with brushed stainless top and bottom channels and stainless steel door pull. Bottom rail lockset and flush bolt with dustproof strike at entry door.
•	Aluminum storefront sliding door system at 10th floor conference rooms: Pacific Aluminum Co Series 3000 or similar, clear anodized finish
•	Sliding barn doors: Solid core wood slab doors with clear finish maple veneer and glass vision panels.
•	Finish hardware:
•	Building standard throughout except where noted.
•	Privacy lock at wellness room.
•	Card reader security access at Server room, IDF room and Lab.
•	Door pulls at glass door as manufactured by Laurence CRL-36 stainless steel.
2.5	Glass and Glazing
•	1/4” clear tempered glass at all door vision panels and relites

•	1/2” clear tempered glass at frameless pivot hinge doors.

•	3M “Fasara” glazing film at relites. Pattern and coverage on glass panel to be determined.
•	Lumicor panel: “True” (solid color), minimum 3/8” with stainless steel top and bottom channel frame at signage. Stand-off installation at reception desk screen.
2.6	Casework
•	Casework shall be in accordance with AWI premium grade flush overlay construction of plastic veneer finishes.
•	Stone slab transaction counter.
•	Shelving inside cabinets shall be melamine.
•	Edgeband: Apple-ply at all countertops. Self edge at cabinet doors and drawers.
•	Cabinet hardware: US26D finish.
•	Plastic laminate colors shall be selected from WilsonArt, Nevamar, Formica and Pionite standard colors and patterns.

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2.7	Wall Construction
•	Full height sound partition (where noted on plan): Full height double staggered stud sound partition: 3-5/8” UltraSteel framing studs with QuietRock 527 5/8” type “X” panels on each side for an 55 STC rating. Thermalfiber SAFB in frame cavity.
•	10th floor: Large conference room, 2 private offices + meeting room on SW corner
•	9th floor: Large conference room
•	Typical partition: 2-1/2” 25 gauge steel studs at 24” o.c. with 5/8” type “X” gypsum wallboard. Sound insulation in frame cavity.
•	Gypsum wallboard system (GWB): Level 4 finish at all walls except where noted.
2.8	Ceiling
•	Patch Monokote in ceiling plenum where affected by demolition and new construction as required.

•	Building standard suspended ceiling system throughout except where noted.

•	Building standard ceiling panels at suspended ceiling system.

•	Smooth surface Armstrong “Clean Room Mylar” ceiling panels or equal in Lab Area.

•	Seismic bracing where ceiling systems are affected as required per SBC 2006.

•	Ceiling clouds at 10th floor elevator lobby, reception area and main conference room with acoustical stretched fabric as manufactured by SnapTex, Fabri-Trak or equal. Fabric shall be basic weave, white or off-white color.
2.9	Floorcovering
•	Wood flooring: Gammapar Jefferson Collection engineered acrylic impregnated wood plank flooring, Teragren “Signature Naturals” solid strip bamboo flooring or equal.
•	Carpet tile: Interface FLOR “Light Waves” or equal with attached cushion. Up to three (3) colors/patterns with quarter-turned pattern installation.
•	Base: 4” top set rubber base at all areas except where noted.
•	Resilient flooring: 12” x 12” x 1/8 gauge vinyl composition tile (VCT) as manufactured by Mannington “Designer Essentials”.
•	Static Dissipative VCT: Armstrong or equal.
•	Ceramic tile: Glazed ceramic 4” x 12” (nominal) floor tiles, 4” x 8” wall tiles and 2” x 8” accent wall tiles as manufactured by DalTile “Modern Dimensions” or equal.
2.10	Raised Access Floor
•	Raised computer floor, 12” high for air flow distribution. Concrete filled steel panels with high pressure laminate flooring, 12” pedestal assembly, air flow panels and all accessories.
•	Integrated ramp system.
•	Access Floor Systems Inc or equal.
•	Recessed floor boxes, under floor ducts, service fittings and all components required for complete installation of raised access floor system.
2.11	Painting
•	Paint all wall and column surfaces.

•	Colors: Up to six (6) paint colors from light to deep tones.

•	Paint system: Two (2) coat satin latex at all GWB wall surfaces.
2.12	Toilet Room Accessories
•	Toilet partition compartment: Powder coated enameled steel toilet partition as manufactured by Global Steel Products, or equal.
•	Washroom Accessories: Stainless steel washroom accessories as manufactured by Bobrick or match building standard.
2.13	Miscellaneous
•	Building standard perimeter window-coverings by Owner (Landlord).
•	Signage: Furnished and installed by Tenant.
•	Bicycle storage racks: “Track Rack: high capacity wall mounted bicycle rack as manufactured by Dero Bike Racks or equal.
•	Mail sorters, (2) 120” x 48” x 15” with 80 adjustable pockets as manufactured by Charnstrom or equal.

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•	4’-0” x 12’-0” dry erase whiteboards with aluminum trim at all conference rooms except large conference room 10th floor.
•	Walltalkers “Mag-Rite” 4’-0” x 12’-0” with clear satin aluminum marker tray in large conference room on 10th floor. Provide level 5 wall finish.
•	Ceiling recessed projection screen as manufactured by Da-Lite Corporation, “Boardroom Electrol” 54” x 96” min screen size in the large conference rooms on the 4th, 9th and 10th floors. Provide electrical and data box for ceiling mounted projector and floor core below tenant’s conference table for video cable connections.
•	Plywood backing in wall with recessed electrical and data box for Tenant furnished flat panel display monitors in lunchroom, reception area, conference center lobby space and all conference rooms with six or more seating.
2.14	Appliances
•	ADA dishwasher as manufactured by Asko D3112 or equal. Stainless steel finish. Provide six (6) total dishwashers.
•	Garbage disposal as manufactured by Insink-Erator “Evolution Excel” 1 HP single phase.
•	Dryer in Utility room, front load, electric, approx 7 cubic feet capacity as manufactured by General Electric or equal.
•	Refrigerators as manufactured by GE® Energy Star® 21.0 cubic foot CleanSteel™ top-freezer refrigerator, Model#: GTL21KCWBS.
•	Compact refrigerator as manufactured by GE® 4.3 cubic foot CleanSteel™ compact refrigerator,Model#: GMR04HASCS.
•	All other kitchen appliances by tenant.
2.15	HVAC
•	HVAC system with all materials, equipment and labor for complete and operable HVAC system.
•	Exposed sheet metal spiral distribution ducts and VAV units.
•	System shall be air balanced per building specifications.
•	HVAC requirements for the following area shall be designed for, but not limited to:
•	Typical workstation cubicle: Two (2) PC + monitor.
•	Server room: See scope of work.
•	Lab Area: See scope of work.
•	Exhaust fans in toilet rooms, shower room, lunchroom, coffee areas and all rooms indicated in scope of work. CFM size to be determined by mechanical engineer.
2.16	Plumbing
•	Stainless steel deep sink, approx 25” x 22”, 20 gauge, top mount, as manufactured by Elkay, Dayton or equal.
•	ADA approved faucet fittings with goose neck, swing spout and spray nozzle, as manufactured by Chicago Faucets or equal.
•	Braided steel water line to tenant’s coffeemaker and refrigerator.
•	Lab Area: See scope of work.
•	Toilet rooms (4th floor):
•	Vanity sink: Building standard vanity sink.
•	Vanity faucet fittings: Deck mounted sensor activated faucet, Sloan Optima Plus or equal.
•	Toilet commode: Match building standard with raised toilet seat at ADA commode.
•	Flush valve: Sensor activated flush valve, Sloan Optima Plus or equal.
•	Wall mounted urinal: Match building standard hard-wired sensor activated urinals.
•	Shower rooms (4th floor)
•	ADA shower stall: ADA compliant one-piece shower stall with fold down seat, Fiber-Fab Model 38-BF with hand held shower head, grab-bar, shower curtain rod and all accessories.
•	Shower stall: One-piece shower stall with tempered glass door, Fiber-Fab Model 38.
•	Floor drain: Flush stainless steel floor drain, round with strainer top, Zurn ZS400B or equal.
•	Miscellaneous:
•	Floor mop sink in 4th floor utility room
•	Electric hot water heaters for showers and sink. Size water heaters for 4 showers per hour per stall.

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2.17	Electrical
•	All new receptacles shall be wall mounted, 15” above finished floor less otherwise noted.
•	Designated receptacles at each office and workstation with shared separate circuit for computer use and one standard power, maximum two (2) offices/desks per circuit.
•	Dedicated 20A electrical receptacle at photocopiers and where noted. Assume NEMA-5-20R receptacles.
•	Flush poke-through floor receptacles shall be Wiremold RC-3 or surface mounted pedestal monument receptacle with one (1) 20A electrical receptacle and four (4) communication devices.
•	Dedicated electrical receptacle at photocopiers and where noted.
•	Building standard electrical cover plates.
•	Surface mounted raceway system with electrical and data/com connectivity as manufactured by Wiremold, Series 5400 or similar.
•	Mud rings shall have two (2) pull wires for data drops. Low voltage cabling by tenant.
•	Tenant electrified workstation pods: Wall mounted or floor poke-through electrical feeds and telephone/data j-boxes for connection to Tenant’s workstation systems. Include hardwire connection to power and data distribution system in cubicle panels.
•	Each workstation pod shall be equipped with electrical for one (1) shared separate circuit for computer use maximum four (4) users per circuit and one standard power.
•	Provide one (1) duplex electrical receptacle on designated circuit for up to four (4) users per circuit, and one mud ring for data drops at each seat at built-in counter workspaces.
2.18	Lighting
•	Fixtures types:
•	Building standard indirect fluorescent fixtures at suspended ceilings.
•	Recessed downlights: Building standard recessed downlights with compact fluorescent lamps with dimmer ballast.
•	Recessed downlights with glass trim: Eureka 1078B with PAR20 50W lamp.
•	Low voltage wallwasher: Recessed wallwasher downlight with MR-16 lamp and adjustable elbow, Eureka 1030-SC with MR-16 lamp.
•	Linear pendant fixtures (in conference room): Energie Lighting BLUemotion “Sunny Day” T-5 lamps with Trilux shield and dimming controls.
•	Linear LED fixture: IOLighting “Line 1.5” high output, 96” length, 65 degree, blue light at elevator lobby ceiling cloud.
•	Backlighting: IOLighting “Line 1.5” high output, 10 degree, white light behind Lumicor panels.
•	Recessed step light: Eureka 10090B-SC-FRO “Mimosa” oval step light, G4-Bipin 10W, flush mount to reception desk front face.
•	Wall mounted linear fixtures (in private phone rooms): Lightoiler Silhouette SJ die cast aluminum with T5 lamp.
•	Pendant fixtures: Provide $250 material allowance per fixture.
•	Vanity fixture: Eureka “Jag” 4618SC-F wall mounted, grid frosted glass lens, (2) 13W compact fluorescent lamps above each vanity sink location.
•	Occupancy and daylight sensors as per the latest Washington State Energy Code (WSEC).
2.19	Telecommunication
•	All data cabling and equipment associated with data services including work from building/floor D-mark to server room shall be furnished and installed by Tenant or Tenant’s vendor.
•	Remove all abandoned low voltage cabling in ceiling plenum.
•	Tenant shall have the option to select the building electrical contractor for the low voltage scope if competitive.
2.20	Fire Protection
•	Building standard automatic fire sprinkler system.
•	High temp sprinkler heads with escutcheon safety cages in Lab and Server rooms.
•	ADA approved fire-life safety system (smoke detectors, strobes, audible alarms, fire extinguishers, etc.) per SBC.
End of Work Letter

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SCHEDULE B-3
ITEMS IN THE TENANT IMPROVEMENTS TO BE REMOVED UPON TERMINATION OF THE LEASE
1)	Telephone and data cabling throughout Premises, including floor to floor connections.

2)	Non-Building standard cooling system(s) that support 4th Floor lab area.

3)	Raised flooring system installed in 4th Floor lab area.

4)	Distribution portion only located on the 4th Floor of non-Building standard electrical supply to 4th Floor lab area — Feeder Panels to remain in Premises.
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SCHEDULE B-4
DESCRIPTION OF SPECIAL TENANT IMPROVEMENTS
The following is a list of special tenant improvements and equipment to be used in the Premises. The installation and use of the following throughout the Lease Term is expressly consented to by Landlord as an exception to the limitations in Section 13.4 of the Lease pertaining to equipment expected to draw over 2000 watts, 20 amps or 120 volts:

LOCATION	POWER REQUIREMENTS Note: These are maximum kW values
Computer Room (Lab)
1 Test Vehicle (HETV)	One 208 volt, 3 phase circuit @ 50 kW
Three 208 volt, 1 phase circuits @ 12kW each*

*	Note: Tenant may substitute one 208 volt, 3 phase circuit @ 33kW for the 3 single phase circuits described

2 Baker Cabinets	480 volts — one @ 60 kW, one @ 80kW. Possible 3rd cabinet (future)*

*	Note: Will not operate more than two fully loaded Baker cabinets at one time to stay within building capacity limits.

XDP	480 volts @ 5kW, 100gpm chilled water loop @ 45 degrees F
5 System Racks	208 volt, 3 phase @ 10kw each
2 System Racks	208 volt, 1 phase @ 5kW & 10 kW respectively
1 Switch	208 volt, 1 phase @ 5kW
2 Disk cabinets	208 volt, 1 phase @ 15kW each
2 Hood Cabinets	208 volt, 3 phase @ 20kW each
1 XT3 Cabinet	208 volt, 3 phase @ 15kW
1 XT4 Cabinet	208 volt, 3 phase @15kw
3 Single Slot Testers*	220 volt, @ minimal kW, *with provisions for one additional tester

Server Room
14 Racks	208 volt, 3 phase @ 3kW each
2 SAN	208 volt, 3 phase @ 2kW each
Dell	208 volt, 3 phase @ 5kW
UPS	208 volt, 3 phase @ 75KVA*

*	Note: This is a change from 40KVA, Cray will supply

Machine Shop
Electrical supply drops for testing:
1 @ 480 volt, 3 phase
1 @ 208 volt, 1 phase
1 @ 208 volt, 3 phase

Misc. equipment for testing (not used on a daily basis)
Power Supplies:
1 @ 240volt
5 @ 208volt, 1&3phase
2 @ 480volts each
Blower Fan (for testing)	5 horsepower, 230-480 volt
VFD (for testing)	7.5 horsepower, 480 volt
Chiller (included in the initial TI’s) supplying 50 ton* chilled water loop for XDP — supplying 100 gpm chilled water @ 45 degrees F.

*	Note: change from 30 ton

IDF Room (10th floor)
UPS (Cray will supply UPS)	220volt, 20amp circuit for 6KVA

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SCHEDULE B-5
PROJECTED SCHEDULE FOR COMPLETION OF TI WORK
Cray Computers
Estimated Construction Schedule

Task	Duration	Start Date (estimated)	End Date (estimated)
Prepare CDs	24 days	8/11/2008	9/11/2008
PreConstruction	10 days	8/29/2008	9/11/2008
Construction Drawings	0 days	9/11/2008	9/11/2008
Lay out	10 days	9/12/2008	9/25/2008
Grid	20 days	9/19/2008	10/16/2008
Permit	0 days	10/9/2008	10/9/2008
Frame	20 days	9/26/2008	10/23/2008
GWB	30 days	10/17/2008	11/27/2008
Finishes	50 days	11/3/2008	1/9/2009
Cover Ceilings	15 days	12/29/2008	1/16/2009
Inspections 9 & 10	5 days	1/12/2009	1/16/2009
9th & 10th floor Substantially Complete	0 days	1/26/2009	1/26/2009
Work Stations	10 days	1/19/2009	1/30/2009
Inspections	5 days	2/2/2009	2/6/2009
Lab Floor	10 days	1/15/2009	1/28/2009
Lab Equipment	10 days	1/29/2009	2/11/2009
Lab inspections	5 days	2/5/2009	2/11/2009
4th floor Substantially Complete	0 days	2/11/2009	2/11/2009
HVAC Design	20 days	8/25/2008	9/19/2008
HVAC permit	55 days	9/22/2008	12/5/2008
HVAC equipment	80 days	9/8/2008	12/26/2008
HVAC CD’s	0 days	9/19/2008	9/19/2008
HVAC Duct work	60 days	9/22/2008	12/12/2008
Set VAV’s	10 days	12/1/2008	12/12/2008
HVAC Cover inspection	1 day	12/12/2008	12/12/2008
HVAC Piping	30 days	11/10/2008	12/19/2008
HVAC controls	15 days	12/1/2008	12/19/2008
HVAC Trim	10 days	12/15/2008	12/26/2008
HVAC Start, test, & Balance	15 days	12/22/2008	1/9/2009
HVAC Final	1 day	1/12/2009	1/12/2009
Elec. Design	20 days	8/25/2008	9/19/2008
Elec. Permit	30 days	9/22/2008	10/31/2008
Order lights	50 days	9/22/2008	11/28/2008
Order panels/Breakers	15 days	9/22/2008	10/10/2008
Elec RI Ceiling	23 days	9/17/2008	10/17/2008
Elec RI Walls 9&10	20 days	9/15/2008	10/10/2008
Elec RI Walls 4 Lab	20 days	10/13/2008	11/7/2008
Light Fixtures	22 days	11/6/2008	12/5/2008
Elec. Trim	15 days	12/8/2008	12/26/2008
4th Floor Lab	30 days	11/20/2008	12/31/2008
Testing	4 days	12/23/2008	12/26/2008
Final Elec	2 days	12/26/2008	12/29/2008

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SCHEDULE B-6
ITEMIZED DESCRIPTION OF WORKING DRAWINGS
Working Drawings as used in this Exhibit B means all plans, specifications and drawings necessary to construct the Tenant Improvements, which shall include all construction documents, final plans and specifications ready for construction, and mechanical, electrical, and plumbing drawings necessary to construct the Tenant Improvements, all as determined to be mutually acceptable to Landlord and Tenant , and which shall be based upon and, where inconsistent, supersede the Floor Plans and Scope of Work Outline for Tenant Improvements attached as Schedule B-2 to this Exhibit B. The Working Drawings shall include the following elements: .
i.	Cover Sheet: Sheet containing project contacts, drawing index, code information, legal description, vicinity map, general notes and exiting plan(s).

ii.	Floor plans: Fully dimensioned floor plans with partition layout, door and relite call-outs, electrical and data/com placements, plumbing locations, occupancy load information, drawing legend and special call-outs for HVAC and structural information as required.

iii.	Reflected ceiling plan: Ceiling plan with lighting layout, light switch locations, dimensioned ceiling cloud information, and fixture schedule. Lighting energy calculations are not required for the architectural set and shall be included in the electrical plans.

iv.	Finish placement plan: Floor plan showing call-outs for all room finishes, room finish schedule and special notes required for handling, installation and/or cleaning of specific products as required.

v.	Furniture placement plan: Furniture placement plan as coordinated with tenant’s furniture vendor. Critical electrical floor poke throughs and feeds to be identified in the drawings.

vi.	Casework: Elevations, sections and details for all built-in casework.

vii.	Doors: Door elevations, details and hardware schedules for all doors, frames, relites and special openings.

viii.	Details: Miscellaneous wall sections, ceiling bracing details and other drawings required to illustrate the construction of the project.

ix.	Outline specifications: Specifications shall include the scope of work outline for tenant improvements, instructions to bidders and special conditions incorporating the AIA standard form of general conditions.

x.	Structural: Drawings shall be prepared by the Landlord’s structural engineer, as needed, indicating the extent of structural modifications for the Tenant Improvements.

xi.	Mechanical: Drawings shall be prepared through the Landlord’s mechanical subcontractor indicating, at a minimum, performance criteria for building systems, and occupancy and equipment loads for all areas. Landlord and Tenant shall cooperate in facilitating the preparation of such drawings by a mechanical engineer through Landlord’s mechanical subcontractor for the Project as amended from time to time, indicating plumbing and HVAC requirements clearly indicating all waste, vent and water requirements, locations and connections to stub-outs located at the Building core, and clearly indicating the basic system, modifications to the basic system, if required, including any special cooling or stand-alone system, special ventilation systems, and supply air diffusers, return air grilles and space temperature sensors required due to the Tenant Improvements, and particularly those requirements called out in Schedule B-4 to this Exhibit B. Shop drawings and submittals are required for the Landlord review/record. As-built drawings required for all construction and MEP/FP in ACAD format compatible with Landlord software.

xii.	Electrical: Drawings shall be prepared through the Landlord’s electrical subcontractor indicating, at a minimum, performance criteria for building systems, and electrical equipment loads for all areas for use by electrical contractors. Landlord and Tenant shall cooperate in facilitating the preparation of such drawings prepared an electrical engineer through Landlord’s electrical subcontractor for the Project as amended from time to time, indicating circuiting, panels and electrical load capacities at the electrical closets on each floor in the Premises required by Tenant, modifications to the building systems, requirements and connection of back-up power and uninterruptible power services (UPS).
Landlord and Tenant shall sign the Working Drawings indicating their approval thereof. The Working Drawings shall be prepared using the CAD system.
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EXHIBIT C – COMMENCEMENT DATE MEMORANDUM
attached to and made a part of the Lease bearing the
Lease Reference Date of August 11, 2008 between
900 FOURTH AVENUE PROPERTY LLC, a Delaware limited liability company, as Landlord and
CRAY INC., a Washington corporation, as Tenant
COMMENCEMENT DATE MEMORANDUM
THIS MEMORANDUM, made as of  _____, 20  _____, by and between 900 FOURTH AVENUE PROPERTY LLC, a Delaware limited liability company (“Landlord”) and CRAY INC., a Washington corporation (“Tenant”).
Recitals:
A.	Landlord and Tenant are parties to that certain Lease, dated for reference August 11, 2008 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 53,971 rentable square feet at the building commonly known as 901 Fifth Avenue, Seattle, Washington.

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.
C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:
1.	The actual Commencement Date is _____.

2.	The actual Termination Date is _____.

3.	The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:
[insert rent schedule]
4.	Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:		TENANT:

900 FOURTH AVENUE PROPERTY LLC,		CRAY INC.,
a Delaware limited liability company		a Washington corporation

By:	RREEF Management Company, a Delaware
corporation, its Authorized Agent

By:	DO NOT SIGN	By:	DO NOT SIGN

Name:		Name:

Title:		Title:

Dated:		Dated:

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EXHIBIT D – RULES AND REGULATIONS
attached to and made a part of the Lease bearing the
Lease Reference Date of August 11, 2008 between
900 FOURTH AVENUE PROPERTY LLC, a Delaware limited liability company, as Landlord and
CRAY INC., a Washington corporation, as Tenant
1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant’s expense by a vendor designated or approved by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.
2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.
3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.
4. Any directory of the Building, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names. Landlord reserves the right to charge for Tenant’s directory listing.
5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.
6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.
7. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will comply with any and all recycling procedures designated by Landlord.
8. Landlord will furnish Tenant two (2) keys free of charge to each door in the Premises that has a passage way lock. Landlord may charge Tenant a reasonable amount for any additional keys, and Tenant shall not make or have made additional keys on its own. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.
9. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord.
10. No equipment, materials, furniture, packages, bulk supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. The persons employed to move such equipment or materials in or out of the Building must be acceptable to Landlord.
11. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

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12. Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.
13. Tenant shall not use any method of heating or air conditioning other than that supplied or approved in writing by Landlord.
14. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.
15. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, and which consent may in any event be conditioned upon Tenant’s execution of Landlord’s standard form of license agreement. Tenant shall be responsible for any interference caused by such installation.
16. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster, or drywall (except for pictures, tackboards and similar office uses) or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.
17. Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord’s prior written consent, except that Tenant may install food and drink vending machines solely for the convenience of its employees.
18. No cooking shall be done or permitted by any tenant on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable Regulations.
19. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.
20. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed in any parking lot.

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21. Tenant shall not use the name of the Building or any photograph or likeness of the Building in connection with or in promoting or advertising Tenant’s business, except that Tenant may include the Building name in Tenant’s address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.
22. Tenant requests for services must be submitted to the Building office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.
23. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars other than in areas designated by Landlord as smoking areas.
24. Canvassing, soliciting, distribution of handbills or any other written material in the Building is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any good or merchandise in the Building without the written consent of Landlord.
25. Tenant shall not permit any animals other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the Building.
26. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.
27. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building, and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.
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EXHIBIT E – EARLY POSSESSION AGREEMENT
attached to and made a part of the Lease bearing the
Lease Reference Date of August 11, 2008 between
900 FOURTH AVENUE PROPERTY LLC, a Delaware limited liability company, as Landlord and
CRAY INC., a Washington corporation, as Tenant
EARLY POSSESSION AGREEMENT
Reference is made to that Lease dated August 11, 2008, between 900 FOURTH AVENUE PROPERTY LLC, a Delaware limited liability company (“Landlord”) and CRAY INC., a Washington corporation (“Tenant”), for the premises located at 901 Fifth Avenue, Seattle, Washington.
It is hereby agreed that, notwithstanding anything to the contrary contained in the Lease but subject to the terms of Section 2.3 of the Lease, Tenant may occupy the Premises on                     . The first Monthly Installment of Rent is due on                     .
Landlord and Tenant agree that all the terms and conditions of the above referenced Lease are in full force and effect as of the date of Tenant’s possession of the Premises prior to the Commencement Date pursuant to Section 2.3 other than the payment of rent.

LANDLORD:		TENANT:

900 FOURTH AVENUE PROPERTY LLC,		CRAY INC.,
a Delaware limited liability company		a Washington corporation

By:	RREEF Management Company, a
Delaware corporation, its Authorized Agent

By:		By:

Name:	DO NOT SIGN	Name:	DO NOT SIGN

Title:		Title:

Dated:		Dated:

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EXHIBIT F – SAMPLE STATEMENT OF EXPENSES
attached to and made a part of the Lease bearing the
Lease Reference Date of August 11, 2008 between
900 FOURTH AVENUE PROPERTY LLC, a Delaware limited liability company, as Landlord and
CRAY INC., a Washington corporation, as Tenant
558,607
901 Fifth Avenue

2008
	Budget	PSF
INSURANCE
TAXES
ELECTRICITY
GAS AND OIL
WATER AND SEWER
ELECTRICAL
PLUMBING
HVAC
ENGINEERING
ELEVATOR
JANITORIAL
SECURITY & FLS
GENERAL R&M
LANDSCAPING EXPENSES
PARKING
ADMINISTRATION

TOTAL OPERATING EXPENSES

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